Exhibit 10.53

EXECUTION VERSION

MASTER REPURCHASE AND SECURITIES CONTRACT

between

CMTG WF FINANCE LLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Dated as of September 29, 2021

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THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of September 29, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is made by and between CMTG WF FINANCE LLC, a Delaware limited liability company, as Seller (as more specifically defined below, “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (as more specifically defined below, “Buyer”). Seller and Buyer (each also a “Party” and, collectively, the “Parties”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Revolving Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Account Control Agreement”: A deposit account control agreement in favor of Buyer with respect to any bank account related to a Hedge Required Asset, in form and substance acceptable to Buyer.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, with respect to any Seller Party, such actual knowledge shall include, collectively, the actual knowledge of all such Persons and their respective (i) officers and directors and (ii) employees and agents with responsibility in connection with such Seller Party, the Repurchase Documents and/or the origination, acquisition, servicing and/or management of the Purchased Assets.

“Additional Advance”: Defined in Section 3.11.

“Additional Advance Notice”: Defined in Section 3.11.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with Seller.

“Aggregate Amount Outstanding”: On each date of the determination thereof, the total Purchase Price owing to Buyer by Seller in connection with all Transactions under this Agreement outstanding on such date.

“Announcements”: Defined in Section 12.01(e).

“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which any Seller Party or any Affiliate of any Seller Party are located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Amended and Restated Confirmation”: Defined in Section 3.01(d).

“Applicable Percentage”: For each Purchased Asset as of any date, the lower of (a) the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the relevant Confirmation, up to the Maximum Applicable Percentage, and (b) any applicable percentage requested by Seller for such Purchased Asset on the Purchase Date therefor as such applicable percentage is increased, under this clause (b), by taking into account any additional amounts of Purchase Price paid by Buyer after the applicable Purchase Date in accordance with this Agreement including, without limitation, any Future Funding Transactions and Additional Advances, up to the percentage determined under the preceding clause (a), in each case as set forth on the related Confirmation.

“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: With respect to any Purchased Asset, any Proposed Representation Exception that is set forth on the related Confirmation or otherwise approved in writing by Buyer in its discretion.

“Asset”: Any Whole Loan, Senior Interest, or Mezzanine Loan, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a single purpose entity organized to issue collateralized debt or loan obligations.

“Asset Value”: With respect to a Purchased Asset, an amount equal to the product of (i) the Market Value for such Purchased Asset, multiplied by (ii) the Applicable Percentage for such Purchased Asset.

“Assignment and Acceptance”: Defined in Section 18.08(c).

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (ii) any other entity approved by Buyer in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Basic Mortgage Asset Documents”: The following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents (in each case together with the applicable Interim Assignment Documents and Blank Assignment Documents):

(a) in the case of a Whole Loan, the related Mortgage Note, Mortgage and assignment of leases and rents, if any;

(b) in the case of a Senior Interest consisting of a Participation Interest, the related Participation Certificate;

(c) in the case of a Senior Interest consisting of a Senior Interest Note, the related Senior Interest Note; and

(d) in the case of a Mezzanine Loan, the related Mezzanine Note and Pledge Agreement (as such term is defined in the Custodial Agreement).

“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Section 12.01.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement (including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d)) for the then-current Benchmark for the Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment”:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(x) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(y) the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Buyer for the Corresponding Tenor;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Blank Assignment Documents”: The following fully executed and complete documents, each in form and substance satisfactory to Buyer, undated and executed in blank by Seller:

(a) in the case of a Whole Loan, (i) an allonge to the related Mortgage Note, (ii) an assignment of the related Mortgage, (iii) an assignment of the related assignment of leases and rents, if any, (iv) an omnibus or general assignment of all of Seller’s interest in such Whole Loan including, without limitation, the related Mortgage Loan Documents and (v) UCC-3 financing statement(s) assigning each UCC-1 financing statement filed or recorded in connection with such Whole Loan;

(b) in the case of a Senior Interest consisting of a Participation Interest, (i) an assignment of, or endorsement to, the related Participation Certificate and (ii) an assignment and assumption agreement that assigns all of Seller’s interest in such Senior Interest including, without limitation, the related Senior Interest Documents;

(c) in the case of a Senior Interest consisting of a Senior Interest Note, (i) an allonge to such Senior Interest Note and (ii) an assignment and assumption agreement that assigns all of Seller’s interest in such Senior Interest including, without limitation, the related Senior Interest Documents; and

(d) in the case of a Mezzanine Loan, (i) an allonge to the related Mezzanine Note, (ii) an omnibus or general assignment of all of Seller’s interest in such Mezzanine Loan including, without limitation, the related Mezzanine Loan Documents, (iii) an assignment of the related stock power covering each certificate representing the related Equity Interests and (iv) UCC-3 financing statement(s) assigning each UCC-1 filed or recorded in connection with such Mezzanine Loan.

“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof, plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased Asset Documents, minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan).

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Capital Lease Obligations”: With respect to any Person, the amount (determined on a consolidated basis) of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cause”: With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable by-laws, limited partnership agreement or limited liability company agreement, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of “Independent Director” or “Independent Manager”.

“CFTC”: The U.S. Commodity Futures Trading Commission.

“CFTC Regulations”: The rules, regulations, orders and interpretations published or issued by the CFTC, as amended.

“Change of Control”: The occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, members or partners, other than Affiliates of Guarantor or Persons who are under common control with Manager, (b) Guarantor shall cease to own and Control, of record and beneficially, directly one hundred percent (100%) of each class of the outstanding Capital Stock of Pledgor, (c) Pledgor shall cease to own and Control, of record and beneficially, directly one hundred percent (100%) of each class of the outstanding Capital Stock of Seller, (d)

the sale, merger, consolidation or reorganization of Manager with or into any entity that is not an Affiliate of the Manager as of the Closing Date, (e) either (x) both Richard Mack and Michael McGillis or (y) three or more of Richard Mack, Kevin Cullinan, Michael McGillis and Priyanka Garg shall, in either case, no longer remain actively involved in the day-to-day management of Guarantor in respective capacities of the same or comparable authority and responsibility as their respective positions on the Closing Date or (f) Manager ceases for any reason to act as manager of Guarantor; provided that if Guarantor’s management is “internalized”, whether by acquisition of, or merger or other combination with Manager, or otherwise, such internalization shall not be deemed to be a “Change of Control” pursuant to this clause (f).

“Class”: With respect to an Asset or Purchased Asset, such Asset’s or Purchased Asset’s classification as one of the following: Whole Loan, Senior Interest or Mezzanine Loan.

“Cleared Swap”: Any Interest Rate Protection Agreement that is cleared by a DCO.

“Closing Certificate”: A true and correct certificate substantially in the form of Exhibit D-1, executed by a Responsible Officer of Seller.

“Closing Date”: September 29, 2021.

“Code”: The Internal Revenue Code of 1986.

“Collection Account”: Any account established by a Servicer in connection with the servicing of any Asset or Purchased Asset.

“Commodity Exchange Act”: The Commodity Exchange Act, as amended.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D-2, executed by a Responsible Officer of Guarantor.

“Compounded SOFR”: The compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:

(b) if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;

provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Confirmation”: A purchase confirmation in the form of Exhibit A-1, or an Amended and Restated Confirmation in the form of Exhibit A-2, as applicable, in each case duly completed, executed and delivered by Seller and Buyer in accordance with this Agreement.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date (determined on a consolidated basis): (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations of such Person, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”: A control agreement with respect to (a) the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank, and (b) each Collection Account among the related Servicer, Buyer and the Deposit Account Bank.

“Core Purchased Asset”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Corresponding Tenor”: With respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).

“Credit Event”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Current Mark-to-Market Value”: For any Purchased Asset as of any date of determination, the market value for such Purchased Asset as of such date as determined by Buyer in its sole discretion, which shall be determined taking into account such criteria as and to the extent that Buyer deems appropriate in its sole discretion, including, without limitation, as appropriate, Buyer’s assessment of the market value of the related Mortgaged Property, market conditions, credit quality, liquidity of position, subordination and delinquency status and aging, as such market value may be (i) adjusted by Buyer from time to time in Buyer’s sole discretion if such Purchased Asset accrues interest at a fixed rate, (ii) adjusted by Buyer from time to time upon the occurrence of a Credit Event if such Purchased Asset accrues interest at a floating rate (provided that Buyer shall not adjust the market value of such Purchased Asset solely due to interest rate changes or credit spread movements) and/or (iii) reduced to zero dollars ($0) by Buyer in its sole discretion upon the occurrence of any of the following events, in each case as determined by Buyer in its sole discretion:

(a) such Purchased Asset fails to satisfy any of the requirements set forth in the definition of “Eligible Asset”;

(b) a Representation Breach exists with respect to such Purchased Asset;

(c) any statement, affirmation, certification, document, report or notice made or prepared and delivered by Seller to Buyer with respect to such Purchased Asset is untrue in any material respect (but excluding any information, document, agreement, report or notice prepared by an Underlying Obligor) and such materially untrue item adversely affects the market value thereof or Buyer’s ability to determine the market value therefor and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such item by Seller;

(d) Seller fails to repurchase such Purchased Asset on the Repurchase Date therefor;

(e) an Insolvency Event has occurred with respect to any Underlying Obligor;

(f) [Intentionally Omitted];

(g) all Purchased Asset Documents with respect to such Purchased Asset have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(h) any material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller or any other Person for more than ten (10) days;

(i) such Purchased Asset contributes to a violation of any applicable Sub- Limit;

(j) Seller fails to observe or perform in any material respect any other obligation of Seller under the Purchased Asset Documents to which Seller is a party, as evidenced by written notice (which may be by email) from an Underlying Obligor alleging such material failure, and such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; or

(k) Seller fails to deliver any reports required hereunder with respect to such Purchased Asset and such failure adversely affects the market value thereof or Buyer’s ability to determine the market value therefor; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the related Underlying Obligor, then (i) Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable, (ii) during the thirty (30) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may re-determine the Current Mark-to-Market Value of the applicable Purchased Asset for purposes of a Margin Call and, in connection with such re-determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (iii) the Current Mark-to-Market Value of such Purchased Asset may be determined to be zero for so long as Seller’s failure to obtain such report continues beyond the thirtieth (30th) day following Seller’s initial failure to deliver such report.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Custodian”: Wells Fargo Bank, National Association, or any successor custodian appointed by Buyer, and reasonably acceptable to Seller, or appointed by Buyer, in its sole discretion during the continuance of an Event of Default.

“DCO”: A “derivatives clearing organization,” as such term is defined in Section 1a(15) of the Commodity Exchange Act and the CFTC Regulations.

“Debt Yield”:

(a) With respect to any Purchased Asset that is a Whole Loan, for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the underwritten Net Cash Flow or net operating income for such period with respect to the Mortgaged Property securing such Purchased Asset, as determined by Buyer in its sole discretion, by (ii) the approved maximum Purchase Price of such Purchased Asset as of the applicable date of determination; and

(b) with respect to any Purchased Asset that is a Senior Interest, for any relevant time period, the percentage equivalent of the quotient obtained by dividing (i) the product of (x) the Fractional Interest Percentage with respect to such Purchased Asset and (y) the underwritten Net Cash Flow or net operating income for such period with respect to the Mortgaged Property securing the related Whole Loan, as determined by Buyer in its sole discretion, by (ii) the approved maximum Purchase Price of such Purchased Asset as of the applicable date of determination.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).

“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Asset”: Any Asset or Purchased Asset and, in the case of any Senior Interest or Mezzanine Loan, any related Whole Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset, other than an Approved Representation Exception, (c) for which there is a material non-monetary default under the related Purchased Asset Documents beyond any applicable notice or cure period, (d) an Insolvency Event has occurred with respect to the Underlying Obligor or, in the case of any Senior Interest, any co-participant or any Person having an interest in any Purchased Asset or any related Mortgaged Property that is junior to, pari passu with or senior to, in right of payment or priority, the rights of Buyer with respect thereto, (e) with respect to which there has been a Material Modification that was not consented to in writing by Buyer pursuant to this Agreement, or (f) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest or Mezzanine Loan, in addition to the foregoing such Senior Interest or Mezzanine Loan will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than waivers, modifications or amendments which (i) were Material Modifications expressly consented to in writing by Buyer or (ii) did not constitute Material Modifications hereunder.

“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Deposit Account Bank”: Wells Fargo Bank, National Association, or any successor depository bank appointed by Buyer, and reasonably acceptable to Seller, or appointed by Buyer, in its sole discretion during the continuance of an Event of Default.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include a Hedge Counterparty).

“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.

“Dollars” and “$”: Lawful money of the United States of America.

“Early Opt-in Election”: The occurrence of:

(1) a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and

(2) the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller (the “Rate Election Notice”).

“Early Repurchase Date”: The date on which a Purchased Asset is repurchased pursuant to Section 3.04.

“Eligible Asset”: An Asset that satisfies the criteria of a Core Purchased Asset or Flex Purchased Asset, as applicable, and each of the following additional criteria:

(a) such Asset has been approved as a Purchased Asset by Buyer as of the related Purchase Date;

(b) no Representation Breach exists with respect to such Asset;

(c) such Asset is not a Defaulted Asset;

(d) such Asset accrues interest (i) at a fixed rate or (ii) at a floating rate based on a defined spread plus the 1-month LIBOR or applicable Benchmark Replacement rate;

(e) with respect to such Asset, there are no future funding obligations on the part of Seller other than any future funding obligations expressly approved by Buyer pursuant to Section 3.10, which future funding obligations are and shall remain at all times, solely the obligations of Seller (other than funding obligations or other obligations that, in each case, first arise from and after the time Buyer forecloses on and takes title to, or ownership of (free and clear of any repurchase or redemption rights of Seller or obligations of Buyer with respect to such rights of Seller under the Repurchase Documents), such Asset in connection with Buyer’s exercise of remedies following the occurrence of an Event of Default);

(f) such Asset satisfies the applicable Minimum Purchased Asset Debt Yield Requirement and the applicable Maximum Purchased Asset PPV Requirement, in each case, as of the related Purchase Date;

(g) giving effect to the Transaction with respect to such Asset will not result in a failure to satisfy the Facility Debt Yield Test;

(h) if the Type of the related Mortgaged Property is a hotel, such Asset satisfies the requirements specified in the definition of “Core Purchased Asset” and (i) such hotel is a national flag hotel, (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter (or a subordination and non-disturbance agreement or similar agreement) from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel management is acceptable to Buyer as of the related Purchase Date, and (iv) the hotel manager has entered into a subordination of management agreement, all of which are acceptable to Buyer as of the related Purchase Date;

(i) with respect to such Asset, the underlying Mortgaged Property is located in the United States, the Underlying Obligors are domiciled in the United States, and all obligations under the Asset and the Purchased Asset Documents are denominated and payable in Dollars;

(j) with respect to such Asset, the Mortgaged Property is not under construction, conversion of use or gutting or heavy rehabilitation;

(k) with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset or Purchased Asset are Sanctioned Targets;

(l) such Asset does not involve an Equity Interest of any Seller Party or any Affiliate of any Seller Party that would result in (i) an actual or potential conflict of interest or (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the related Purchased Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by any Seller Party or any Affiliate of any Seller Party with respect to such related Purchased Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

(m) such Asset is secured by, or with respect to a Senior Interest, the related Whole Loan is secured by, a perfected, first-priority security interest on either a “fully stabilized” or a “light transitional” commercial or multi-family property (or, in the case of a Mezzanine Loan, secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own such a property), in each case as determined by Buyer as of the related Purchase Date;

(n) all Purchased Asset Documents for such Asset have been delivered to Custodian or a Bailee in accordance with the terms hereof and the Custodial Agreement;

(o) giving effect to the Transaction with respect to such Asset will not result in a violation of any Sub-Limit;

(p) with respect to such Asset, Seller has delivered an Irrevocable Redirection Notice;

(q) all escrows, reserves and other collateral accounts with respect to such Asset are subject to a perfected security interest in favor of Seller, and each such security interest has been assigned to Buyer;

(r) with respect to such Asset, Seller or any Underlying Obligor or paying agent has not failed to remit to Servicer for deposit into the Servicer Account all related Income and other amounts as required by this Agreement when due;

(s) if the Class of such Asset is a Mezzanine Loan, the related Whole Loan is subject to a Transaction at all times that such Asset is subject to a Transaction; and

(t) if any portion of the Mortgaged Property related to such Asset is subject to a partial release, Buyer shall have received, on or before the effective date of such partial release, an Appraisal specifying the value of the Mortgaged Property that remains as security for the related Asset following the date of consummation for such partial release (which, for the avoidance of doubt, may be satisfied by an Appraisal previously delivered by Seller if such Appraisal specifies the value of such remaining Mortgaged Property).

provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any Person designated by Buyer that is: (a) (i) a bank (including, without limitation, any entity that is regulated by the Federal Reserve, the Federal Deposit Insurance Corporation, or the Office of the Comptroller of the Currency), (ii) a credit union, (iii) a financial institution, (iv) a pension fund, (v) an insurance company or similar Person, (vi) an Affiliate of any of the foregoing, (vii) an Affiliate of Buyer or (viii) any fund sponsored by, or established by or on behalf of, or at the request of, any Governmental Authority, regulator or similar entity (regardless of whether such fund is managed by a Prohibited Transferee or an affiliate of a Prohibited Transferee); or (b) any other Person to which Seller has consented, provided that (i) such consent of Seller shall not be withheld, delayed or conditioned unless such Person is a Prohibited Transferee and (ii) such consent of Seller shall not be required at any time when a Default or Event of Default exists.

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of any Seller Party’s controlled group or under common control with any Seller Party, within the meaning of Section 414 of the Code.

“Event of Default”: Defined in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any withholding Taxes imposed under FATCA.

“Exit Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Extension Conditions”: Defined in Section 3.06(a).

“Extension Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Extension Period”: Defined in Section 3.06(a).

“Facility Debt Yield Test”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCM”: A futures commission merchant subject to regulation under the Commodity Exchange Act.

“FDIA”: Defined in Section 14.03.

“FDICIA”: Defined in Section 14.04.

“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Flex Purchased Asset”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Floor”: Zero percent (0%).

“Foreign Buyer”: A Buyer that is not a U.S. Person.

“Fractional Interest Percentage”: As of any date of determination, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Senior Interest to (ii) the then outstanding principal balance of the related Whole Loan.

“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the amount funded by Buyer in connection with such Future Funding Transaction; provided that in no event shall a Future Funding Amount exceed the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset.

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Seller is required to fund a Future Funding Amount pursuant to the Purchased Asset Documents relating to such Purchased Asset.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery: (a) the related request for advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Seller’s approval of the related Future Funding

Transaction), and any other documents that require Seller to fund; (b) the related affidavit executed by the related Underlying Obligor which covers such issues as Buyer shall request (to the extent permitted under the Purchased Asset Documents), and any other related documents delivered in connection therewith; (c) the executed fund control agreement (or the executed escrow agreement, if funding through escrow); (d) certified copies of all relevant trade contracts; (e) the title policy endorsement for the advance; (f) certified copies of any tenant leases; (g) certified copies of any service contracts; (h) updated financial statements, operating statements and rent rolls; (i) evidence of required insurance; (j) engineering reports and updates to the engineering reports; (k) an updated Underwriting Package for the related Purchased Asset; and (l) copies of any additional documentation as required in connection therewith under the terms of the related Purchased Asset Documents, or as otherwise reasonably requested by Buyer (to the extent permitted under the Purchased Asset Documents).

“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to Section 3.10.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Ground Lease Asset”: An Asset with respect to which the Mortgaged Property is secured or supported in whole or in part by a Ground Lease.

“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation). In the absence of any stated amount or stated liability of a guaranteeing person, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by Buyer.

“Guarantor”: The party named as such in the Guarantee Agreement.

“Hedge Account”: The deposit account to be established at Deposit Account Bank, by not later than the Purchase Date with respect to the initial fixed rate Purchased Asset, in the name of Seller, pledged to Buyer and subject to an Account Control Agreement.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) any other counterparty, approved by Buyer (which approval shall not be unreasonably withheld or delayed), to any Interest Rate Protection Agreement with Seller; provided that in the case of a Cleared Swap, each reference in this Agreement to the Hedge Counterparty shall instead be a reference to the related DCO and any such DCO shall not require the approval of Buyer.

“Hedge Required Asset”: A Purchased Asset that has a fixed rate of interest or return.

“IBA”: Defined in Section 12.01(e).

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed: (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of preferred equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to such Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amounts”: Defined in Section 13.01(a).

“Indemnified Persons”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the lender under the mortgage or the Underlying Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; and (v) is certified or licensed in the state where the subject Mortgaged Property is located, which appraiser, subject to the satisfaction of clauses (i) through (v) above, may be the same appraiser as the appraiser engaged in connection with the origination of the subject Purchased Asset.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Pledgor or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a Single Purpose Entity affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any

Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”: With respect to any Person and for any relevant time period, the amount of total interest expense incurred by such Person, and its consolidated Subsidiaries, including capitalized or accruing interest (but excluding interest funded under a construction loan), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty.

“Interim Assignment Documents”: The following fully executed and complete documents, each in form and substance satisfactory to Buyer, evidencing a valid assignment of the related Purchased Asset from the Originator to Seller:

(a) in the case of a Whole Loan, (i) an allonge to the related Mortgage Note, (ii) an assignment of the related Mortgage, (iii) an assignment of the related assignment of leases and rents, if any, (iv) an omnibus or general assignment of all of the Originator’s interest in such Whole Loan including, without limitation, the related Mortgage Loan Documents and (v) UCC-3 financing statement(s) assigning each UCC-1 financing statement filed or recorded in connection with such Whole Loan;

(b) in the case of a Senior Interest consisting of a Participation Interest, (i) an assignment of, or endorsement to, the related Participation Certificate and (ii) an assignment and assumption agreement that assigns all of the Originator’s interest in such Senior Interest including, without limitation, the related Senior Interest Documents;

(c) in the case of a Senior Interest consisting of a Senior Interest Note, (i) an allonge to such Senior Interest Note and (ii) an assignment and assumption agreement that assigns all of the Originator’s interest in such Senior Interest including, without limitation, the related Senior Interest Documents; and

(d) in the case of a Mezzanine Loan, (i) an allonge to the related Mezzanine Note, (ii) an omnibus or general assignment of all of the Originator’s interest in such Mezzanine Loan including, without limitation, the related Mezzanine Loan Documents, (iii) an assignment of the related stock power covering each certificate representing the related Equity Interests and (iv) UCC-3 financing statement(s) assigning each UCC-1 filed or recorded in connection with such Mezzanine Loan.

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in the internal controls of any Seller Party or any Affiliate of any Seller Party over financial reporting, in each case that is alleged by a Governmental Authority or any current or former director, officer, attorney or accountant of any Seller Party or any Affiliate of any Seller Party which results in an investigation or other legal proceeding or process by a Governmental Authority.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option exercisable without the consent of such Person which would obligate such Person to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Irrevocable Redirection Notice”: With respect to each Purchased Asset, a notice in the form attached hereto as Exhibit G, to be signed by Seller or by Servicer on Seller’s behalf, which notice may be delivered to the applicable Underlying Obligor after the occurrence and during the continuance of an Event of Default in accordance with this Agreement.

“IRS”: The United States Internal Revenue Service.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation); provided, that in no event shall LIBOR be less than the Floor. Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Manager”: Claros REIT Management LP, a Delaware limited partnership, together with its successors and assigns.

“Mandatory Early Repurchase Event”: With respect to any Purchased Asset, the determination by Buyer that any of the following events or any similar occurrence or condition has occurred:

(a) such Purchased Asset fails to satisfy any of the requirements set forth in the definition of “Eligible Asset”;

(b) all documents required to be delivered to Custodian under the Custodial Agreement with respect to such Purchased Asset have not been so delivered on a timely basis;

(c) such Purchased Asset is a Mezzanine Loan and the related Whole Loan is not a Purchased Asset;

(d) a partial or complete repurchase of such Purchased Asset is required to cure a Default, Event of Default or breach of a Sub-Limit, as determined by Buyer in its sole discretion; or

(e) any “Mandatory Early Repurchase Event” identified in the Confirmation for such Purchased Asset.

“Margin Call”: Defined in Section 4.01(a).

“Margin Deficit”: Defined in Section 4.01(a).

“Margin Excess”: For any Purchased Asset, as of any date of determination, the amount by which (a) the Asset Value exceeds (b) the outstanding Purchase Price of such Purchased Asset.

“Market Disruption Event”: Any event or events that, as determined by Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer’s not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and the Book Value for such Purchased Asset as determined by Buyer; provided that, notwithstanding any other provision of this Agreement, the Market Value of a Purchased Asset shall not exceed the Market Value assigned to such Purchased Asset as of the Purchase Date.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, liabilities (actual or contingent), operations, financial condition, credit quality or prospects of any Seller Party, (b) the ability of Seller to pay and perform any of its duties, obligations or agreements under the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Purchased Asset Document with respect to any Purchased Asset, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Purchased Asset Document or Purchased Asset, (e) the Market Value, rating (if applicable) or liquidity of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document or Purchased Asset Document with respect to any Purchased Asset.

“Material Impairment Threshold”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Material Modification”: (i) Any extension (except to the extent granted to the Mortgagor under the Purchased Asset Documents as a matter of right for which there is no lender discretion other than the determination whether the conditions precedent to the exercise of such right by the related Underlying Obligor have been satisfied), amendment, waiver, termination, rescission, cancellation, release, subordination, or other material modification to the terms of, or any collateral, guaranty or indemnity for, any Purchased Asset or Purchased Asset Document (including, without limitation, any provision related to the amount or timing of any scheduled payment of interest or principal, the validity, perfection or priority of any security interest, or the release of any collateral or obligor), (ii) any sale, transfer, disposition, or any similar action with respect to any collateral for any Purchased Asset (except to the extent required under the Purchased Asset Documents for which there is no lender discretion other than the determination whether the conditions precedent to the exercise of such right by the related Underlying Obligor have been satisfied), or (iii) the foreclosure, acceptance of a deed in lieu, or exercise of any material right or remedy by the holder of any Purchased Asset or Purchased Asset Document; provided, that, in each case, with respect to any Senior Interest, in addition to the foregoing, any Material Modification with respect to an underlying Whole Loan related to such Senior Interest shall be deemed to be a Material Modification with respect to such Senior Interest for all purposes of this Agreement.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maturity Date”: The earliest to occur of (a) September 29, 2023, as such date may be extended pursuant to Section 3.06(a), (b) any Accelerated Repurchase Date, (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law and (d) the date that is six (6) months prior to the date on which the Guarantor’s existence is scheduled to expire in accordance with its Governing Documents.

“Maximum Amount:”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Maximum Applicable Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Maximum Purchased Asset PPV Requirement”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Minimum Purchased Asset Debt Yield Requirement”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Mezzanine Loan”: A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under the related Whole Loan.

“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Mezzanine Note”: The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: (I) In the case of a Whole Loan or a Senior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan) or (b) the Mortgage Note evidencing an interest in the Whole Loan to which such Senior Interest relates (in the case of a Senior Interest), in each case securing such Whole Loan and (II) in the case of a Mezzanine Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person whose Equity Interest is pledged as collateral security for such Mezzanine Loan.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Flow”: With respect to any Purchased Asset and for any period, the net cash flow of such Purchased Asset for such period as underwritten by Buyer.

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person (determined on a consolidated basis) as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Originator”: With respect to each Purchased Asset, the Person who originated or issued, as applicable, such Purchased Asset.

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account to the extent such amounts are related to an Interest Rate Protection Agreement that was either (x) entered into with respect to an Asset that is (i) no longer a Hedge Required Asset, or (ii) has been priced for securitization or (y) terminated, either voluntarily or as a result of an event of default or termination event with respect to the Hedge Counterparty; provided, however, any amounts withdrawn in connection with (y) hereof shall be limited to only such amounts as are required to be paid by Seller in order to acquire a replacement Interest Rate Protection Agreement for any such terminated agreement.

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except, in each case, any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant”: Defined in Section 18.08(b).

“Participant Register”: Defined in Section 18.08(g).

“Participation Certificate”: With respect to any Participation Interest, the definitive certificate evidencing the interest of the holder of such certificate in the related Whole Loan.

“Participation Interest”: A participation interest in a performing Whole Loan that meets each of the following criteria at all times: (i) represents the controlling interest in such Whole Loan and vests the holder thereof with the ability to control and make all material decisions with respect to such Whole Loan, (ii) is senior or pari passu in priority to other economic interests in such Whole Loan, (iii) is evidenced by a Participation Certificate, (iv) represents an undivided participation interest in part of the underlying Whole Loan and its proceeds, (v) represents a pass-through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan and (vi) as to which there is no guaranty of payments to the holder of the related Participation Certificate or other form of credit support for such payments.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account, but only to the extent that (i) no Default or Event of Default has occurred and is continuing, (ii) such amounts relate to an Interest Rate Protection Agreement entered into with respect to an Asset that is a Purchased Asset and (iii) such amounts (a) relate to regularly scheduled payments due to a Hedge Counterparty pursuant to Seller’s obligations under an Interest Rate Protection Agreement, or (b) are required to be delivered to a Hedge Counterparty in satisfaction of Seller’s collateral or margin posting requirements under an Interest Rate Protection Agreement.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by any Seller Party or any ERISA Affiliate or to which any Seller Party or any ERISA Affiliate makes, is obligated to make or has been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Plan Assets”: Defined in Section 7.08(b).

“Pledge Agreement”: The Pledge Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge Agreement.

“Pledgor”: CMTG WF Finance Holdco LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Power of Attorney”: Defined in Section 18.19.

“PPV”:

(a) With respect to any Purchased Asset that is a Whole Loan, as of any date of determination, the ratio (expressed as a percentage) of (x) the approved maximum Purchase Price of such Purchased Asset to (y) the value of the Mortgaged Property securing such Whole Loan, as determined by Buyer in its sole discretion; and

(b) with respect to any Purchased Asset that is a Senior Interest, as of any date of determination, the ratio (expressed as a percentage) of (x) the approved maximum Purchase Price of such Purchased Asset to (y) the product of (i) the Fractional Interest Percentage with respect to such Purchased Asset and (ii) the value of the Mortgaged Property securing the related Whole Loan, as determined by Buyer in its sole discretion.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”: For any Pricing Period, the Benchmark for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Prohibited Transferee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Proposed Representation Exception”: With respect to each Purchased Asset, any representation or warranty (or portion thereof) set forth in this Agreement (including in Schedule 1) that is not satisfied with respect to such Purchased Asset, as set forth in the written list prepared by Seller and delivered to Buyer in connection with the related Transaction.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction as set forth in the related Confirmation.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date and, as initially set forth in the related Confirmation for such Purchased Asset, as such Confirmation may be updated by Buyer and Seller from time to time, an amount equal to the Asset Value of such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset, (ii) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, (iv) reduced by any payments made by Seller in reduction of the outstanding Purchase Price and (v) increased by any Additional Advances transferred to Seller by Buyer pursuant to Section 3.11, in each case on such date of determination with respect to such Purchased Asset.

“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents, Mezzanine Loan Documents and/or the related Senior Interest Documents.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall

Account or the Servicer Account, together with the both Waterfall Account and the Servicer Account themselves, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) [reserved], (xiii) all of the Pledged Collateral, (xiv) all supporting obligations of any kind, and (xv) all proceeds related to the sale, securitization or other disposition thereof; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).

“Rate Election Notice”: Defined in the definition of “Early Opt-in Election”.

“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P.

“Reference Time”: With respect to any determination of the Benchmark,(1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (d) of the definition of “Business Day”) preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.

“Register”: Defined in Section 18.08(f).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property in violation of, or that would incur liability pursuant to, Environmental Law.

“Release Amount”: With respect to any Purchased Asset, an amount equal to the lesser of (i) the Release Percentage multiplied by the outstanding Purchase Price of the related Purchased Asset and (ii) the Aggregate Amount Outstanding.

“Release Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in, about or to the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“Remittance Date”: The fifteenth (15th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by any Seller Party in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made, in each case, as determined without regard to any Knowledge or lack of Knowledge thereof by such Person; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.

“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Maturity Date, without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation, and (d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise (other than extensions at the Underlying Obligor’s option and which do not require consent of the lender(s) thereunder pursuant to the terms of the Purchased Asset Documents with respect to such Purchased Asset) other than extensions that have been approved by Buyer in writing in its sole discretion without giving effect to any amendments other than those which have been similarly approved by Buyer in writing in its sole discretion; provided that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05).

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, the Servicing Agreement and any

related sub-servicing agreements, the Pledge Agreement, each Residual Pledge Agreement, the Guarantee Agreement, all Account Control Agreements, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against any Seller Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) any accrued and unpaid fees and expenses and accrued and unpaid indemnity amounts, default interest and breakage costs owed by Seller to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise, (d) unless, simultaneously with such repurchase, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, any Release Amounts payable in connection with such Purchased Asset, (e) any applicable Exit Fee, then-currently due in connection with the related Purchased Asset, and (f) all other amounts due and payable as of such date by Seller to Buyer or any of its Affiliates under this Agreement, any Repurchase Document or otherwise.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and all laws as in effect on such date (whether or not in effect on the Closing Date), statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Residual Pledge Agreement”: Defined in Section 7.11.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations,

(ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“Revolving Period”: The period from the Closing Date to but excluding the Revolving Period Expiration Date.

“Revolving Period Expiration Date”: The earlier of (I) the Maturity Date and (II) (x) if the Revolving Period Extension has not been granted by Buyer, the second anniversary of the Closing Date or (y) if the Revolving Period Extension has been granted by Buyer, the third anniversary of the Closing Date.

“Revolving Period Extension”: The meaning specified in Section 3.06(c).

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over any Seller Party or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Seller”: The Seller named in the preamble of this Agreement, together with its successors and assigns as permitted in accordance with the terms of this Agreement.

“Seller Party”: Each of Seller, Pledgor and Guarantor.

“Senior Interest”: Either a (a) Participation Interest or (b) senior or pari passu “A” note in an “A/B”, “A-1/A-2” or similar structure in a performing Whole Loan.

“Senior Interest Documents”: For any Senior Interest, (i) the Senior Interest Note or Participation Certificate, as applicable, (ii) any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement and (iii) the original related Mortgage Loan Documents (or copies of such related Mortgage Loan Documents in the event the holder of such Senior Interest is not identified as the “agent” or otherwise entitled to possession of the original related Mortgage Loan Documents pursuant to the related co-lender agreement, participation agreement and/or other intercreditor agreement).

“Senior Interest Note”: The original executed promissory note evidencing the related Senior Interest.

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Wells Fargo Bank, National Association, or its designee or, (b) Trimont Real Estate Advisors, LLC, (c) KeyBank National Association or (d) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicer Account”: The segregated, non-interest bearing account, created and maintained at Deposit Account Bank pursuant to the Servicing Agreement, which shall be in Servicer’s name on behalf of Buyer pursuant to the Servicing Agreement and/or the related Servicer Notice.

“Servicer Event of Default”: With respect to a Servicer, (a) any default or event of default (however defined) under the Servicing Agreement, or (b) any failure of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.

“Servicer Notice”: With respect to any Servicer other than Buyer or an Affiliate of Buyer, a notice in form and substance acceptable to Buyer that has been duly executed by Buyer, Seller and such Servicer.

“Servicing Agreement”: (i) That certain Amended and Restated Servicing Agreement dated as of January 25, 2017 by and among Wells Fargo Bank, National Association, in its capacity as servicer, and the “Owners” from time to time party thereto, as joined by Seller, (ii) that certain Interim Servicing Agreement dated as of June 7, 2018 by and among KeyBank National Association and the “Owners” from time to time party thereto, as joined by Seller, (iii) that certain Servicing and Asset Management Agreement dated as of May 23, 2017 by and among Trimont Real Estate Advisors, LLC and the “Clients” from time to time party thereto, as joined by Seller, and (iv) any other agreement acceptable to Buyer that is entered into by Buyer (if applicable), Seller and a Servicer for the servicing of Purchased Assets, as each of the same may have been and may be further amended, restated, supplemented, joined or otherwise modified from time to time.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or the related Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including, to the extent applicable, all servicing agreements, files, documents, records, databases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.

“Servicing Rights”: With respect to any Purchased Asset, all right, title and interest of any Seller Party or any Affiliate of any Seller Party, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by such Seller Party or such Affiliate, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service the Purchased Assets (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of such Seller Party or such Affiliate, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“Single Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Sub-Limit”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Supplemental Escrow Letter”: With respect to a Wet Mortgage Asset, an instruction letter delivered to the applicable title insurance company or other approved settlement agent which is in form and substance acceptable to Buyer in its sole discretion.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Sheet”: The letter and/or summary of terms and conditions dated June 4, 2021.

“Term SOFR”: The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following, as designated by Buyer in its sole discretion on the related Confirmation: multifamily, retail, office, industrial, hospitality, student housing, medical office product, self-storage or nursing home.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan, (i) all underlying obligors with respect to the related Whole Loan and the owner of the related Mortgaged Property, (ii) the borrower under the related Mezzanine Loan, and (iii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.

“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum setting forth all material information relating to an Asset which is known by Seller or prepared by Seller for its evaluation of such Asset and includes all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a) all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;

(b) an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;

(c) the current occupancy report, tenant stack and rent roll;

(d) at least two (2) years of property-level financial statements;

(e) the current financial statement of the Underlying Obligor;

(f) the Mortgage Asset File;

(g) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;

(h) aging of accounts receivable and accounts payable;

(i) copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;

(j) such further documents or information as Buyer may request;

(k) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;

(l) any other material documents or reports concerning the Purchased Assets prepared or executed by any Seller Party; and

(m) if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement.

“Upsize Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Upsize Option”: Defined in Section 3.06(b).

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.

“Wet Mortgage Asset”: An Eligible Asset for which (i) the scheduled origination date of the related Whole Loan is the same as the proposed Purchase Date and (ii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.

“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest, the whole loan in which Seller owns a Senior Interest, and (B) with respect to any Mezzanine Loan, the whole loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan.

“Withholding Agent”: Seller and Buyer.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing (including, except for Mortgage Notes, Senior Interest Notes, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document attached to an email message) or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 2.03 Rates. Price Differential on Transactions denominated in Dollars or any other currency permitted hereunder (if any) may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time during the Revolving Period, Seller may request that Buyer enter into a proposed Transaction by sending notice to Buyer that: (i) describes the Transaction and each proposed Asset and any related underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmits a complete Underwriting Package for each proposed Asset, (iii) sets forth the Proposed Representation Exceptions, if any, with respect to each proposed Asset, and (iv) indicates the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach with respect to a particular Purchased Asset, Seller shall repurchase such Purchased Asset in accordance with Sections 3.04(b) and 3.05.

(b) Buyer shall give Seller notice of the date when Buyer has received the complete Underwriting Package, supplemental materials and any other documentation required pursuant to Section 3.01(a) or otherwise required under any Repurchase Documents. Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within ten (10) Business Days after such date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer a draft Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date. If Buyer requires changes to the draft Confirmation, Seller shall make such changes. If Buyer determines to enter into the Transaction on the terms described in the draft Confirmation, the Parties shall execute such Confirmation, which shall become effective as the Confirmation of the Transaction upon Buyer’s execution thereof. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible, but in no way shall be construed as evidence of Buyer’s agreement subsequently to purchase additional amounts of, or other, Assets. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation in the form attached hereto as Exhibit A-2 (an “Amended and Restated Confirmation”) reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f) No Transaction shall be entered into if (i) any Margin Deficit resulting in a Margin Call, Default, Event of Default, Market Disruption Event or Material Adverse Effect has occurred and is continuing or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, (A) the Aggregate Amount Outstanding would exceed the Maximum Amount, or (B) any Sub-Limit would be exceeded, (v) the Revolving Period Expiration Date has occurred, (vi) if Buyer determines not to enter into any such Transaction for any reason or for no reason, (vii) all Purchased Asset Documents have not been delivered to Custodian or a Bailee in accordance with the applicable provisions of this Agreement and the Custodial Agreement, (viii) the Facility Debt Yield Test is then-currently being breached, or (ix) the proposed Purchased Asset does not comply with either the Minimum Purchased Asset Debt Yield Requirement or the Maximum Purchased Asset PPV Requirement.

(g) Reserved.

(h) Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i) by 10:00 a.m. (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via email, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii) not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement (as such term is defined in the Custodial Agreement) to Seller, Buyer and Custodian by email, (B) Seller shall have delivered to Buyer a fully executed .pdf copy of the Supplemental Escrow Letter, if applicable, including the appropriate wire transfer instructions for the Purchase Price, and (C) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via email and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller or are in the Supplemental Escrow Letter, as applicable; and

(iii) within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer. For the avoidance of doubt (A) Seller shall, in all cases, deliver each Basic Mortgage Asset Document within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.

(i) In the event that, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, Seller cannot deliver or cause to be delivered on the applicable Purchase Date any Purchased Asset Document or Interim Assignment Document that is required by its terms to be recorded, then Seller shall deliver to Custodian (x) on the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp filed copies, if applicable) thereon.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Revolving Period, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but Seller may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.

Section 3.03 Maximum Amount. The Aggregate Amount Outstanding as of any date of determination shall not exceed the Maximum Amount. If the Aggregate Amount Outstanding as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce the Aggregate Amount Outstanding to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase.

(a) Voluntary Early Repurchase.

(i) Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the then-applicable Repurchase Date; provided, that (a) Seller irrevocably notifies Buyer and any related Affiliated Hedge Counterparty at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) no Margin Deficit resulting in a Margin Call, Default or Event of Default has occurred and is continuing or would exist as a result of such repurchase, there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Liens granted pursuant to the Repurchase Documents, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any related Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, and (d) Seller pays to Buyer any Exit Fee due in accordance with Section 2 of the Fee Letter, and Seller thereafter complies with Section 3.05. Notwithstanding the foregoing, should any Margin Deficit resulting in a Margin Call exist after giving effect to any repurchase under this Section 3.04, Seller shall also pay the amount of each related Margin Deficit to Buyer at the same time that Seller pays the related Repurchase Price to Buyer hereunder.

(ii) Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default that would not otherwise be fully cured immediately after giving effect to the related repurchase, Seller shall not be permitted to effect the repurchase and release of a Purchased Asset in connection with a sale of such Purchased Asset to an unaffiliated third party purchaser purchasing on an arm’s length basis unless Seller pays directly to Buyer an amount equal to 100% of the net proceeds received by Seller from such unaffiliated third-party purchaser in connection with the sale of such Purchased Asset. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer, as determined in its discretion, under this Agreement.

(b) Mandatory Early Repurchase. In addition to other rights and remedies of Buyer under the Repurchase Documents, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05 repurchase any Purchased Asset with respect to which a Mandatory Early Repurchase Event has occurred within three (3) Business Days of the date on which Buyer notifies Seller of such Mandatory Early Repurchase Event.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, if any, and, so long as no Default or Event of Default has occurred and is continuing and no unsatisfied Margin Deficit resulting in a Margin Call exists, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (as defined under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer. Any Income with respect to such Purchased Asset received by Servicer, Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, Seller shall repurchase all Purchased Assets no later than the Maturity Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.06 Maturity Date Extension Option, Upsize Option and Revolving Period Extension

(a) Maturity Date Extension Options. Seller shall have three (3) separate, consecutive options to extend the then-current Maturity Date, each such option for a period of one (1) year (each, an “Extension Period”), which may be exercised by Seller by written notice delivered to Buyer no earlier than ninety (90) days and no later than thirty (30) days before the then-current Maturity Date. Any such extension shall be subject to the satisfaction of the following conditions, as determined by Buyer in its sole discretion (each, an “Extension Condition”): (i) no Default or Event of Default shall have occurred and be continuing, (ii) no Margin Deficit resulting in a Margin Call shall be outstanding, (iii) Seller shall have made a timely written request to extend the then-current Maturity Date as provided in this Section 3.06(a), (iv) Seller shall be in compliance with the Facility Debt Yield Test, (v) all Purchased Assets shall qualify as Eligible Assets, and (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. If the Extension Conditions are not fully satisfied as of the then-current Maturity Date, then Seller shall have no right to extend the then-current Maturity Date and any pending request to extend the then-current Maturity Date shall be deemed to be denied. Notwithstanding anything to the contrary in this Section 3.06, in no event shall the Maturity Date be extended for more than three (3) Extension Periods. For the avoidance of doubt, an extension of the Maturity Date pursuant to this Section 3.06(a) (i) shall become effective on the then-current Maturity Date, and (ii) shall not extend the Repurchase Date of any Transaction (other than with respect to clause (a) of the definition of “Repurchase Date”). No extension of the then-current Maturity Date shall be effective unless and until Seller has paid the Extension Fee to Buyer.

(b) Maximum Amount Upsize Option. Seller may from time to time request an increase of the Maximum Amount (each, an “Upsize Option”) in increments of $100,000,000 by written notice delivered to Buyer not less than five (5) Business Days prior to the proposed effective date of such Upsize Option. Seller’s request to exercise the Upsize Option may be approved or denied by Buyer in its sole discretion, and any such request will be deemed to be denied unless each of the following conditions is satisfied as of the proposed effective date of such Upsize Option, as determined by Buyer in its sole discretion: (i) the Maximum Amount after giving effect to such Upsize Option shall not exceed $500,000,000, (ii) no Default or Event of Default shall have occurred and be continuing, (iii) no Margin Deficit resulting in a Margin Call shall be outstanding, (iv) Seller shall be in compliance with the Facility Debt Yield Test, (v) no Credit Event shall have occurred and remain uncured with respect to any Purchased Asset, and (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation. No Upsize Option shall be effective unless and until Seller has paid the Upsize Fee to Buyer.

(c) Revolving Period Extension. Seller may request to extend the scheduled expiration of the Revolving Period from the second anniversary of the Closing Date to the third anniversary of the Closing Date (the “Revolving Period Extension”) by written notice delivered to Buyer no earlier than no earlier than ninety (90) days and no later than thirty (30) days before the second anniversary of the Closing Date. The request of Seller to exercise the Revolving Period Extension may be approved or denied by Buyer, in its sole and absolute discretion, and any such request will be deemed to be denied if any of the following conditions are not satisfied as of the second anniversary of the Closing Date, as determined by Buyer in its sole discretion: (i) no Default or Event of Default shall have occurred and be continuing, (ii) no Margin Deficit resulting in a Margin Call shall be outstanding, (iii) Seller shall have made a timely written request to extend the scheduled expiration of the Revolving Period as provided in this Section 3.06(c), (iv) Seller shall be in compliance with the Facility Debt Yield Test, (v) all Purchased Assets shall qualify as Eligible Assets, (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and (vii) Seller shall have made a timely written request to extend the Maturity Date and satisfied each of the Extension Conditions as provided in Section 3.06(a). No Revolving Period Extension shall be effective unless and until Seller has paid the Extension Fee to Buyer.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) The terms and conditions related to the payment by Seller and Guarantor to Buyer of certain fees and expenses are set forth in Section 2 of the Fee Letter.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by any Seller Party or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the Business Day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Each Seller Party shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any Price Differential not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Servicer Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or the Servicer Account.

(b) Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Purchased Asset Document retained or held by or on behalf of Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and Pledgor and limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Future Funding Transactions. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i) Seller shall give Buyer written notice of each Future Funding Transaction, together with a draft of the Amended and Restated Confirmation signed by a Responsible Officer of Seller. Each Amended and Restated Confirmation shall identify the related Purchased Asset, shall identify Buyer and Seller, shall set forth the requested Future Funding Amount, and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on an Amended and Restated Confirmation that has not been signed by a Responsible Officer of Seller. Each Amended and Restated Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in an Amended and Restated Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction such Amended and Restated Confirmation shall prevail.

(ii) For each proposed Future Funding Transaction, no less than seven (7) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Purchased Asset as Buyer determines. Buyer shall be entitled to make a determination, in the exercise of its sole and absolute discretion whether, in the case of a Future Funding Transaction, it shall or shall not advance the requested Future Funding Amount. If Buyer determines not to advance a requested Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in its sole and absolute discretion, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met by Seller, (B) the Facility Debt Yield Test is in compliance both before and after giving effect to the proposed Transaction, (C) the related Purchased Asset is not a Defaulted Asset, (D) the related Purchased Asset satisfies the Maximum Purchased Asset PPV Requirement and the Minimum Purchased Asset Debt Yield Requirement both before and after giving effect to the proposed Transaction and (E) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations). Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.

(iii) Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Amended and Restated Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction,

Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account and (c) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

Section 3.11 Additional Advances. At any time prior to the Revolving Period Expiration Date, if Margin Excess exists (as determined by Buyer in its sole discretion) with respect to a Purchased Asset, Seller may, upon the delivery of prior written notice to Buyer (which may be via email or in physical format), to be received by no later than five (5) Business Days immediately preceding the date of the requested Additional Advance, submit to Buyer a request (an “Additional Advance Notice”) for Buyer to transfer additional funds to Seller to increase the Purchase Price for such Purchased Asset (an “Additional Advance”) up to the amount of such Margin Excess for such Purchased Asset. Buyer shall fund such Additional Advance on the date set forth on such Additional Advance Notice so long as, immediately prior to and immediately after giving effect to the funding of such Additional Advance, (i) each of the conditions precedent set forth in Section 6.02 have been satisfied, (ii) the Aggregate Amount Outstanding does not exceed the Maximum Amount, (iii) the requested Additional Advance would not violate a Sub-Limit, (iv) the amount of such Additional Advance would not cause the Repurchase Price of such Purchased Asset (without giving effect to any Price Differential that has accrued but is not yet due and payable hereunder) to exceed the maximum approved Purchase Price for such Purchased Asset, and (v) the amount of the requested Additional Advance is equal to or greater than $1,000,000. In connection with any such Additional Advance, Buyer and Seller shall execute an Amended and Restated Confirmation setting forth the new outstanding Purchase Price and Applicable Percentage with respect to such Transaction.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) With respect to any Purchased Asset or all Purchased Assets, as applicable, if on any date either of the following has occurred: (I) for any individual Purchased Asset, the Asset Value is less than the outstanding Purchase Price for such Purchased Asset as of such date, or (II) for all Purchased Assets, the Facility Debt Yield Test is not satisfied (the amount of any shortfall under clause (I) or the amount necessary to satisfy clause (II), a “Margin Deficit”), then Buyer shall have the right from time to time as determined in its sole discretion to make a margin call on Seller (a “Margin Call”) in an amount equal to the amount of the related Margin Deficit; provided that, prior to the occurrence and continuance of a Default or an Event of Default, Buyer shall only make a Margin Call if the related Margin Deficit exceeds, or if the aggregate of all Margin Deficits collectively exceeds, the applicable Material Impairment Threshold.

(b) Upon Buyer making a Margin Call for any reason in accordance with this Agreement, Seller shall, within two (2) Business Days after notice of such Margin Call from Buyer, (i) transfer cash to Buyer, (ii) repurchase the Purchased Asset(s) that caused the related Margin Deficit at the related Repurchase Price(s) thereof, or (iii) choose any combination of the foregoing, so that, after giving effect to such repurchases and payments, the Margin Deficit is cured.

(c) Buyer’s election not to deliver, or to forbear from delivering a margin deficit notice at any time there is a Margin Deficit shall not waive or be deemed to waive the Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a margin deficit notice at any time when the same or any other Margin Deficit exists. Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d) All cash transferred to Buyer pursuant to this Section 4.01 shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the related Margin Deficit until the Margin Call has been satisfied in full. Immediately after the satisfaction by Seller of each Margin Call hereunder, Seller and Buyer shall execute and deliver an Amended and Restated Confirmation.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account; Servicer Account. The Waterfall Account and the Servicer Account shall be established at Deposit Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC) over the Waterfall Account, and Buyer shall have “control” within the meaning of Section 9-104(a)(2) of the UCC over the Servicer Account, in each case pursuant to the terms of separate Controlled Account Agreements. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in either the Waterfall Account or the Servicer Account. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets, shall be transferred, subject to the applicable provisions of the Servicing Agreement, by Servicer from the Servicer Account into the Waterfall Account within two (2) Business Days prior to the next Remittance Date (unless Servicer is an entity other than Buyer or an Affiliate of Buyer, in which case all such transfers shall be made within one (1) Business Day of receipt thereof). All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

Section 5.02 Before an Event of Default. If no Event of Default has occurred and is continuing, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank on the next following Remittance Date in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit which has resulted in a Margin Call (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fourth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fifth, to pay to Buyer, the Applicable Percentage of any Principal Payments (to the extent actually deposited into the Waterfall Account) to be applied to reduce the outstanding Purchase Price of the related Purchased Assets;

sixth, to pay to Buyer all Release Amounts, if any, to be applied by Buyer to reduce the then-current unpaid Repurchase Prices of one or more of the remaining Purchased Assets, as Buyer shall determine in its discretion;

seventh, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that, if any Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Deposit Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Deposit Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that the related Default becomes an Event of Default, at which time the Deposit Account Bank shall apply all such amounts pursuant to Section 5.03.

Section 5.03 After an Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fourth, (i) to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the Aggregate Amount Outstanding has been reduced to zero); and (ii) to pay to any Affiliated Hedge Counterparty an amount equal to all termination payments payable with respect to each related Interest Rate Protection Agreement; and

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable to Buyer or any of its Affiliates under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and which shall remain in compliance as of the first Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to each Seller Party, (iii) certificates of a Responsible Officer of each Seller Party with respect to attached copies of the Governing Documents and applicable resolutions of each such Seller Party, and the incumbencies and signatures of officers of each such Seller Party executing the Repurchase Documents to which each is a party, evidencing the authority of each Seller Party with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to each Seller Party as Buyer may require, including with respect to corporate matters, due formation, existence and good standing of each such Seller Party, the due authorization, execution, delivery and enforceability of each Repurchase Document, non-contravention, no consents or approvals required other than those that have been obtained, validly granted and perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters and the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights), (vii) a duly completed Compliance Certificate (or an email stating that information contained in the most recent Compliance Certificate delivered pursuant to Section 8.08 remains true and correct in all respects), and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “know your customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as it may require, and all information provided to Buyer by any Seller Party must be true, accurate, complete and not misleading in any material respect, all as determined by Buyer;

(e) Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(f) Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder, no material adverse change has occurred from the approval date until the Closing Date, including, without limitation, any changes in requirements of Laws, or relevant financial, banking, real estate or capital market conditions, and Guarantor will be in compliance with all financial covenants set forth in the Guarantee Agreement.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a) Buyer has received the following documents for each prospective Purchased Asset: (i) timely notice of the proposed Transaction delivered in accordance with Section 3.01(a), (ii) an Underwriting Package, (iii) a Confirmation, (iv) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreement, (v) an Irrevocable Redirection Notice that is executed by Seller and delivered to Custodian on behalf of Buyer, (vi) if the Underlying Obligor is required to remit Income to the Servicer, evidence satisfactory to Buyer that the Underlying Obligor has been so directed to remit Income to Servicer in accordance with the Purchased Asset Documents, (vii) a trust receipt and other items required to be delivered under the Custodial Agreement, (viii) with respect to any Wet Mortgage Asset, a Bailee Agreement (as such term is defined in the Custodial Agreement), (ix) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (x) a Servicer Notice, if applicable and not previously delivered to Servicer, (xi) a duly completed Compliance Certificate (or an email stating that information contained in the most recent Compliance Certificate delivered pursuant to Section 8.08 remains true and correct in all respects) and (xii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) immediately before such Transaction and immediately after giving effect thereto and to the intended use thereof, no change in any Requirements of Law or market conditions which make it unfavorable for Buyer to enter into the proposed Transaction has occurred, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit resulting in a Margin Call, Market Disruption Event or Material Adverse Effect shall have occurred, and the Facility Debt Yield Test, each Sub-Limit and the Maximum Purchased Asset PPV Requirement with respect to the prospective Purchased Asset are all in compliance or will be in compliance after giving effect to such Transaction, and no default or event of default exists under any other financing, hedging, security or other agreement (other than this Agreement) between any Seller Party and/or any Subsidiary of Guarantor, and Buyer or any Affiliate thereof;

(c) Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d) Buyer has (i) determined that such Asset is an Eligible Asset and complies, on the related Purchase Date, with both the Minimum Purchased Asset Debt Yield Requirement and the Maximum Purchased Asset PPV Requirement, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e) immediately after giving effect to such Transaction, the Aggregate Amount Outstanding does not exceed the Maximum Amount;

(f) the Repurchase Date specified in the Confirmation is not later than the Maturity Date;

(g) Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Person on or before the Purchase Date;

(h) to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i) solely with respect to any Hedge Required Asset (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has pledged to Buyer all of Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement in accordance with Section 8.10;

(j) Seller has provided Buyer with copies of any license, registration or other similar certification or official document available to Seller from the jurisdiction where the related underlying Mortgaged Property is located, to the extent necessary for Seller to enforce its rights and remedies under the related Purchased Asset Documents;

(k) if requested by Buyer, such opinions from counsel to each Seller Party as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document;

(l) Custodian (or a Bailee) shall have received the Blank Assignment Documents; and

(m) Seller shall have provided evidence, satisfactory to Buyer in its reasonable discretion, that the applicable Interim Assignment Documents have been submitted for recordation in the public recording office of the applicable jurisdiction.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), chief executive office and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s (a) organizational identification number is 25981576, (b) tax identification number is 47-4074900 and (c) jurisdiction of organization is Delaware. Pledgor’s jurisdiction of organization is Delaware and Guarantor’s jurisdiction of organization is Maryland. No Seller Party has a trade name. During the preceding five (5) years, no Seller Party has been known by or done business under any other name, corporate or fictitious, and no Seller Party has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors. Seller is a one hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law in any material respect, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority in any material respect, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against any Seller Party or any Subsidiary of Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. No Seller Party is or has ever been the subject of an Insolvency Proceeding. Each Seller Party is Solvent and the Transactions do not and will not render any Seller Party not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of any Seller Party. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. During the preceding five (5) years, no Seller Party has filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.04 Taxes. Guarantor qualifies and is reported as a REIT for U.S. federal income tax purposes. Seller is classified and reported as a disregarded entity of a U.S. Person for U.S. federal income tax purposes. Each Seller Party has timely filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior taxable years and for the current taxable year to date) timely paid all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which have become due and payable, except (i) any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (ii) if the failure to do so could not reasonably be expected to materially and adversely affect such Seller Party.

Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders equity, retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes unless the foregoing is not required in accordance with GAAP. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, neither Seller nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Each Seller Party has complied in all respects with all Requirements of Law. None of any Seller Party nor any Subsidiary of Guarantor, nor to the Knowledge of Seller, any Affiliate of any Seller Party (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Neither Seller nor any Affiliate of Seller (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any

Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by any Seller Party, to the Knowledge of Seller, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of any Seller Party thereunder. Each Seller Party has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of any Seller Party under any Environmental Law. Materials of Environmental Concern have not been Released, on properties presently owned or leased by any Seller Party, in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of any Seller Party thereunder. Seller and, to the Knowledge of Seller, all Affiliates of Seller are in compliance with all Anti-Corruption Laws. Neither Seller nor, to the Knowledge of Seller, any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of any Anti-Corruption Law.

Section 7.08 Compliance with ERISA.

(a) No Seller Party has any employees as of the date of this Agreement. No Seller Party or, except as could not reasonably be expected to materially and adversely affect such Person, any ERISA Affiliate maintains, sponsors, participates in or contributes to (or has an obligation to contribute to), or has ever maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to), or has any liability in respect of, a Plan or a Multiemployer Plan.

(b) Each Seller Party either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations (“Plan Assets”).

(c) None of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09 No Default or Material Adverse Effect.

(a) No Default or Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and to the Knowledge of Seller, it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a material and adverse effect on Seller. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a material and adverse effect on Seller. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder.

(b) No event of default (however defined), and to Seller’s Knowledge, no default on the part of any other Seller Party exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which such Seller Party is a party, other than any such event of default or default with respect to which Seller has delivered written notice thereof to Buyer.

Section 7.10 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) with respect to each Purchased Asset is true and correct, except as set forth in an Approved Representation Exception. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full. To Seller’s Knowledge, no procedures believed by Seller to be adverse to Buyer were utilized by Seller in identifying or selecting the proposed Purchased Assets for sale to Buyer. None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document. Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer.

Section 7.11 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) if such Transferor is an Affiliate of Seller, (I) a pledge of residual interests in the form of Exhibit I (each, a “Residual Pledge Agreement”) was made by each such Transferor in favor of Buyer and (II) the representations and warranties made by each such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. If such Purchased Asset was acquired by Seller or such Affiliate of Seller via a Purchase Agreement and the related Transferor has therein granted a security interest in each such Purchased Asset to either Seller or such Affiliate, then Seller or such Affiliate has filed one or more UCC financing statements against the Transferor to perfect such security interest, assigned such financing statements in blank and delivered such blank assignments to Buyer or Custodian.

Section 7.12 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens. With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13 No Broker. No broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, is entitled to any commission or compensation in connection with any Transaction.

Section 7.14 Interest Rate Protection Agreements. (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.10, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively pledged to Buyer all Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreements in accordance with Section 8.10.

Section 7.15 Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.16 Investment Company Act. No Seller Party is required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemptions set forth in Section 3(c)(1) and 3(c)(7) of the Investment Company Act.

Section 7.17 Reserved.

Section 7.18 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.19 Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each Seller Party are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started against any Seller Party or, to the Knowledge of Seller, have been threatened against any Affiliate of any Seller Party.

Section 7.20 Sanctions. No Seller Party and, to the Knowledge of Seller, no Affiliate of any Seller Party (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the Knowledge of Seller after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions.

Section 7.21 Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a material and adverse effect on Seller, (c) comply with its Governing Documents, including all Single Purpose Entity provisions, and (d) not modify, amend or terminate its Governing Documents or divide itself into two or more separate limited liability companies. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal. Seller shall provide Buyer with notice of any change in the principal office or place of business or jurisdiction of Pledgor or Guarantor within ten (10) Business Days after giving effect to such change.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Structural Changes. Seller shall not enter into any merger or consolidation, or adopt, file, or effect a Division, or liquidate, wind up or dissolve, or, except in accordance with this Agreement, sell all or substantially all of its assets or properties, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer. Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the owner thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller unless such transaction is on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement without the prior written consent of Buyer. Seller shall not, or permit any Servicer to make any Material Modification to any Purchased Asset or Purchased Asset Document, without the prior written consent of Buyer. Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Following the occurrence and during the continuance of a Default or Event of Default (or if any Default or Event of Default would result after giving effect to any of the following), Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller or Pledgor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Pledgor; provided, however, that notwithstanding anything in this paragraph to the contrary, Seller shall be permitted to declare and/or pay any dividends and distributions to its shareholder or equity owners in order for Guarantor to (x) comply with Section 857(a)(1) of the Code for a taxable year and (y) avoid the imposition of tax on Guarantor under Sections 857(b)(1), 857(b)(5) or 4981(a) of the Code. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) arising or existing pursuant to any Retained Interests, (c) incurred after the Closing Date to originate or acquire Assets or to provide funding with respect to Assets, (d) related to Interest Rate Protection Agreements pursuant to Section 8.10 or entered into in order to manage risks related to Assets and (e) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, (i) except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document or (ii) any Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06 Maintenance of Property, Insurance and Records. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07 Delivery of Income. Unless otherwise agreed to by Buyer in writing, each Servicing Agreement and/or the related Servicer Notice shall require, and Seller shall cause Servicer to, transfer all Income for each Purchased Asset into the Waterfall Account in accordance with Section 5.01 hereof. Following the occurrence and during the continuance of an Event of Default, Buyer may deliver Irrevocable Redirection Notices to the Underlying Obligors. Seller and Servicer shall, in connection with each principal payment or prepayment under a Purchased Asset, provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by any Seller Party or any Affiliate of any Seller Party, Seller shall, subject to the applicable provisions of the related Servicing Agreement and the Servicer Notice, directly deposit such Income for deposit into the Waterfall Account within two (2) Business Days after receipt, and, until so deposited, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.08 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) within forty-five (45) days after the end of each of the first, second and third fiscal quarters of each fiscal year of Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings, stockholders equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b) within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;

(c) all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls;

(d) with respect to each Purchased Asset and related Mortgaged Property, within ten (10) days after the end of each month (or, if the Underlying Obligor is not required to report monthly, within thirty (30) days after the end of each fiscal quarter of Seller): a rent roll, occupancy and other property level information and operating and financial statements of Underlying Obligors, and all modifications or updates to the items contained in the Underwriting Package; provided that Seller shall use commercially reasonable efforts to require each Underlying Obligor to comply with the reporting requirements of the related Purchased Asset Documents;

(e) all financial statements, reports, notices and other documents that each Seller Party files with any Governmental Authority, promptly after the delivery or filing thereof;

(f) within ten (10) days after the end of each month, a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets, which schedule shall be acceptable to Buyer;

(g) any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by any Seller Party or any Affiliate of any Seller Party;

(h) no later than ten (10) Business Days after the effectiveness thereof, notice of:

(A) any amendment to the Governing Documents of Guarantor;

(B) the removal or resignation of Manager; and

(C) any material change in accounting policies or financial reporting practices by Guarantor;

(i) all amendments to any Purchased Asset Documents that are executed after the Purchase Date of each Purchased Asset, whether or not the related amendment is also a Material Modification;

(j) such other information regarding the financial condition, operations or business of any Seller Party or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents; and

(k) upon the request of Buyer, updated Appraisals of the Mortgaged Properties relating to the Purchased Assets, which, subject to the limitation in the last sentence of Section 18.20, shall be at Seller’s sole cost and expense.

Section 8.09 Delivery of Notices. Seller shall promptly (but in any event within one (1) Business Day) notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: (i) with respect to any Purchased Asset or related underlying Mortgaged Property, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that, with respect to each of the foregoing, could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller, any violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that, with respect to each of the foregoing, could reasonably be expected to have a material and adverse effect on Seller;

(c) the existence of any Default, Event of Default or material default under or related to any Purchased Asset, any Purchased Asset Document, or any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) reserved;

(e) the establishment of a rating by any Rating Agency applicable to any Seller Party and any downgrade in or withdrawal of such rating once established;

(f) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects any Seller Party, any Purchased Asset, Pledged Collateral or Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a material and adverse effect on such Seller Party; and

(g) each change in the location of its principal place of business and chief executive office, from the location referred to in Annex I.

Section 8.10 Hedging. (a) With respect to each Purchased Asset that is a Hedge Required Asset, Seller shall enter into one or more Interest Rate Protection Agreement(s) which are in form and substance reasonably acceptable to Buyer. Seller shall take such actions as Buyer reasonably requests to perfect the security interest granted in each Interest Rate Protection

Agreement (including any Cleared Swap) pursuant to Section 11.01, and shall pledge to Buyer, which pledge shall (other than in the case of a Cleared Swap) be consented to in writing by each Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on such a pledge by Seller required by the DCO or FCM.

(b) On or before the purchase by Buyer of the first Hedge Required Asset, Seller shall establish the Hedge Account. Subject to the provisions set forth in this Section 8.10(b), Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Hedge Account. Except as expressly set forth in this Section 8.10(b), Seller shall not have any right to withdraw amounts on deposit in the Hedge Account without the prior written consent of Buyer. With respect to any Interest Rate Protection Agreement entered into with respect to a Hedge Required Asset, Seller shall direct, in writing, the related Hedge Counterparty, or in the case of a Cleared Swap, the related FCM, to (i) make payment of all net regularly scheduled payments and net termination payments payable to Seller, (ii) except in the case of a Cleared Swap, deliver all collateral required to be transferred by the Hedge Counterparty to Seller with respect to such Interest Rate Protection Agreement into the Hedge Account and (iii) in the case of a Cleared Swap, Seller’s account at the FCM shall be pledged to Buyer; provided, however, in no event shall any return of excess collateral previously posted by Seller to a Hedge Counterparty be required to be transferred to the Hedge Account. Prior to the occurrence of a Default or an Event of Default, Seller may withdraw from the Hedge Account any amounts representing Permitted Withdrawals in such manner as may be necessary for Seller to satisfy the requirements under the relevant Interest Rate Protection Agreement with respect to the transfer (including returns) of collateral. With respect to any Other Permitted Withdrawal, at least two (2) Business Days’ prior to the applicable withdrawal date, Seller shall deliver to Buyer written notice of its intent to make such Other Permitted Withdrawal which notice, at a minimum, provides evidence that the amounts remaining on deposit in the Hedge Account are at least equal to the aggregate amount of collateral posted to Seller by the Hedge Counterparties. Buyer shall have two (2) Business Days from the receipt of such notice to notify Seller that, in Buyer’s reasonable discretion, it has determined that the withdrawal is not an Other Permitted Withdrawal. In such event, Seller shall not be permitted to make such Other Permitted Withdrawal. If Buyer does not object to such Other Permitted Withdrawal within such two (2) Business Day period, Seller shall be permitted to withdraw from the Hedge Account any amounts representing the Other Permitted Withdrawal set forth in Seller’s previously delivered notice. Notwithstanding anything set forth in this Section 8.10(b) to the contrary, all rights of Seller to withdraw amounts on deposit in the Hedge Account without Buyer’s prior written consent shall terminate upon the occurrence of any Default or Event of Default hereunder; provided, however, following the occurrence of any such Default or Event of Default, Buyer shall authorize and cause the release of amounts on deposit in the Hedge Account to satisfy the requirements under the relevant Interest Rate Protection Agreement with respect to the return of any excess collateral.

(c) For the avoidance of doubt, to the extent amounts on deposit in the Hedge Account are not sufficient to satisfy collateral posting obligations owed by Seller to a Hedge Counterparty, Seller shall satisfy such obligations from amounts available to Seller from a source other than the Servicer Account or the Waterfall Account.

(d) Following the occurrence of an Event of Default, Buyer shall have the right to apply all amounts on deposit in the Hedge Account to the outstanding Repurchase Obligations in such order and manner as Buyer determines in its reasonable discretion.

(e) Promptly upon receipt, Seller shall deliver to Buyer a copy of each “daily mark-to-market” report from each applicable Hedge Counterparty and such other information reasonably requested by Buyer.

Section 8.11 Reserved.

Section 8.12 Pledge Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.

Section 8.13 Taxes. Guarantor will continue to qualify and be reported as a REIT for U.S. federal income tax purposes. Seller will continue to be classified and reported as a disregarded entity of a U.S. Person for U.S. federal income tax purposes. Each Seller Party will each timely file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will timely pay all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, except (i) any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP or (ii) if the failure to do so could not reasonably expected to have a material and adverse effect on such Seller Party.

Section 8.14 Reserved.

Section 8.15 Reserved.

Section 8.16 Transaction with Affiliates. Seller will not, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase; capital contribution; loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Derivatives Contract; deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) except, in each case, in compliance with the Repurchase Documents, the Investment Company Act and any other Requirements of Law.

Section 8.17 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a) The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b) Each Seller Party shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause any Seller Party or to the Knowledge of the Seller Parties, any Affiliates of any Seller Party to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d) With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 8.18 Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available; (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller shall notify Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.20 or this Section 8.18.

Section 8.19 Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.

Section 8.20 Post-Closing Obligation. No later than ten (10) Business Days after the Closing Date, Seller shall deliver an opinion of counsel licensed in Minnesota with respect to the perfection of Buyer’s security interest in the Purchased Assets as a result of Buyer (or Custodian on behalf of Buyer) having possession and control of the related Mortgage Notes, which opinion shall be in form and substance acceptable to Buyer in its reasonable discretion.

ARTICLE 9

SINGLE PURPOSE ENTITY

Section 9.01 Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, and (III) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that Seller’s assets may be included in a consolidated financial statement of its Affiliate provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (i) file its own tax returns separate from those of any other Person, except to the extent that Seller is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), nor shall Seller adopt, file, or effect a Division; (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available pay the obligations of any other Person, (p) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action, (q) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller; (r) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or

Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of “Independent Director” or “Independent Manager”, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of Seller, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) use separate stationary, invoices and checks bearing its own name; (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate; (w) not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. Seller has complied with the covenants set forth in this Section 9.01 since the date of its formation.

Section 9.02 Reserved.

Section 9.03 Covenants Applicable to Seller and Pledgor. Seller shall, and Seller shall ensure that Pledgor shall, comply with the following additional provisions if either Seller or Pledgor is a limited partnership, a corporation, a limited liability company with more than one member or a single-member limited liability company (as the case may be):

(a) if either Seller or Pledgor is a limited partnership, each such entity shall have at least one general partner and shall have, as its only general partners, Single Purpose Entities each of which (i) is a corporation or single-member Delaware limited liability company, (ii) has at least one Independent Director or Independent Manager, and (iii) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1% if the limited partnership is a Delaware entity);

(b) if either Seller or Pledgor is a corporation, each such entity shall have at least one Independent Director or Independent Manager, and shall not cause or permit the board of directors of such entity to take any Insolvency Action either with respect to itself and, if the corporation is a Pledgor, with respect to Seller, or any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of its Independent Directors or Independent Managers shall have participated in such vote and shall have voted in favor of such action;

(c) if either Seller or Pledgor is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in Section 9.03(d)), shall have at least one member that is a Single Purpose Entity, that is a corporation or a single-member Delaware limited liability company, that has at least one Independent Director or Independent Manager and that directly owns at least 0.5% of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity); and

(d) if either Seller or Pledgor is a single-member limited liability company, such entity (i) shall be a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or, if the company is a Pledgor, with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential when due, or (iii) any fee or other amount when due (or if a date when due is not specified, within three (3) Business Days after notice thereof to Seller from Buyer), in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect (A) any Repurchase Obligation of Seller under the first two sentences of Section 8.04 and Section 18.08(a) or (B) any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset Documents to which Seller is a party, and in the case of this clause (B) only, such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided, however, that, in the case of this clause (B) only, if such failure is susceptible of cure but cannot reasonably be cured within such five (5) Business Day period and Seller shall have commenced to cure such failure within such five (5) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Seller, in the exercise of due diligence, to cure such failure, and in no event shall such cure period exceed fifteen (15) days in the aggregate from Seller’s receipt of Buyer’s notice of such failure or Seller’s discovery of such failure, as applicable;

(c) any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such Representation Breach by Seller;

(d) any Seller Party defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $250,000 with respect to Seller or Pledgor, or $10,000,000 with respect to Guarantor;

(e) any Seller Party or any Subsidiary of Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between any Seller Party or any Subsidiary of Guarantor and Buyer or any Affiliate of Buyer, including, without limitation, Guarantor’s obligations under the Guarantee Agreement;

(f) an Insolvency Event occurs with respect to any Seller Party;

(g) a Change of Control occurs;

(h) a final judgment or judgments for the payment of money in excess of $250,000 with respect to Seller or Pledgor, or $10,000,000 with respect to Guarantor in the aggregate is entered against any Seller Party by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) any Seller Party admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or

Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;

(m) any Seller Party is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of any Seller Party as an “investment company”;

(n) any Seller Party engages in any conduct or action where Buyer’s prior consent or approval is expressly required pursuant to Article 8 and such Seller Party fails to obtain such consent or approval and such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(o) Seller fails to apply any Income received by Seller in accordance with the provisions hereof on the date on which the same was due and such failure continues for a period of one (1) Business Day past the date on which the same was due;

(p) Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) any termination event, default or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement and such Interest Rate Protection Agreement has been accelerated as a result of such event;

(r) any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; provided that the breach of this clause (r) shall not constitute an Event of Default if Seller repurchases the related Purchased Asset for the full Repurchase Price therefor pursuant to and in accordance with Section 3.04(b);

(s) Seller becomes subject to U.S. federal income tax on a net income basis;

(t) any Seller Party adopts, files, or effects a Division;

(u) the underlying assets of any Seller Party constitute Plan Assets;

(v) (A) the breach by Guarantor of any financial covenant or any payment obligation set forth in the Guarantee Agreement, (B) any of the representations and warranties of Guarantor in the Guarantee Agreement or in any Compliance Certificate shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated or (C) the breach by Guarantor of any other term, covenant, obligation or condition set forth in the Guarantee Agreement; provided, however, that any such default or breach under the preceding clauses (B) or (C) only shall not constitute an Event of Default if such Guarantor cures such default or breach, as the case may be, within ten (10) Business Days after the earlier of notice thereof from Buyer to Guarantor or Seller, or Seller’s or Guarantor’s discovery thereof; provided, further, that if any such default or breach under the preceding clauses (B) or (C) is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and Guarantor shall have commenced to cure such default or breach within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Guarantor, in the exercise of due diligence, to cure such default, and in no event shall such cure period exceed fifteen (15) Business Days in the aggregate from Guarantor’s or Seller’s receipt of Buyer’s notice of such default or failure; and

(w) any withdrawal from the Hedge Account that is not in compliance with Section 8.10(b).

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, upon the delivery of notice thereof to Seller, terminate this Agreement, except provisions of this Agreement which by their terms survive any such termination of the Agreement or the transactions contemplated hereby.

(b) All amounts in either the Servicer Account or the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement including, without limitation, the Blank Assignment Documents. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets on the date of the related Event of Default. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in clause (B) of the proviso in the definition thereof), and (ii) subject to the limitations permitted in Section 8.10, each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, including, the case of Cleared Swaps, the Seller’s account at the relevant FCM, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim), (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and to all other Affiliated Hedge Counterparties that it is, subject to the limitations permitted in Section 8.10, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto (for the avoidance of doubt, other than funding obligations or other obligations that, in each case, first arise from and after the time Buyer forecloses on and takes title to, or ownership of (free and clear of any repurchase or redemption rights of Seller or obligations of Buyer with respect to such rights of Seller under the Repurchase Documents), the applicable Purchased Assets in connection with Buyer’s exercise of remedies following the occurrence of an Event of Default). Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

BENCHMARK REPLACEMENT; INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Benchmark Replacement; Market Disruption. (a) Notwithstanding anything to the contrary herein or in any other Repurchase Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Repurchase Document or further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(b) Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(c) Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.

(d) Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Benchmark portion of the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.01 shall be construed to eliminate, replace or otherwise affect the Pricing Margin portion of the Pricing Rate calculation, which Pricing Margin shall continue to apply and be calculated as part of the Pricing Rate regardless of the applicable Benchmark.

(e) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority, the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Buyer to notify Seller of such Benchmark Transition Event pursuant to clause (c) of this Section 12.01 shall be deemed satisfied.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Maturity Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred. In exercising the rights and remedies under this Section 12.02, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense (other than consequential and punitive damages) attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer any other condition (other than Taxes);

and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable. In determining any additional amounts due under this Section 12.04, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.05 Capital Adequacy. If Buyer determines that any change in any Requirements of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in any Requirements of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered. In determining any additional amounts due under this Section 12.05, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.06 Taxes.

(a) Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by Withholding Agent, Withholding Agent shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b) Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii) Without limiting the generality of the foregoing:

(A) if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV) to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3 or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which Foreign Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f) If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

(h) Notwithstanding anything to the contrary in the Agreement or the other Repurchase Documents, Buyer and the Seller Parties shall treat the Transactions as indebtedness of the Seller (or, so long as the Seller is treated as a disregarded entity or qualified REIT subsidiary (as defined under Section 856 of the Code) for U.S. federal income tax purposes, as indebtedness of the entity of which Seller is considered to be a part) for U.S. federal and applicable state and local income and franchise tax purposes and shall file any and all tax forms required to be filed in a manner consistent therewith, unless otherwise required by law.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of Buyer, the termination of the Transactions, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to assignees and Participants hereunder and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre-purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Safe Harbor Treatment. The Parties intend (a) for this Agreement and each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a maturity date of less than one (1) year) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a maturity date of less than one (1) year, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and(c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.17 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING

This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that at any time prior to an Event of Default, Seller may designate one or more Servicers reasonably acceptable to Buyer, and each such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

(a) Each Servicer shall service the Purchased Assets on behalf of Buyer. Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer.

(b) Unless they have previously done so, contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause each Servicer to enter into, a Servicing Agreement. Each Servicing Agreement where the Servicer is not Buyer or an Affiliate of Buyer shall automatically terminate on the 30th day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by prior written notice (which may be by email) to the related Servicer to be delivered on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c) Notwithstanding that Buyer owns all Servicing Rights, subject to Sections 17.01(b) and 17.01(e), Buyer hereby grants Seller, prior to the occurrence and during the continuance of an Event of Default, the right to direct each Servicer under the terms of, and in accordance with, each applicable Servicing Agreement and this Agreement, unless such direction results in, or relates to a request for, any matter that could reasonably be expected to result in a Material Modification. Notwithstanding the foregoing, Seller shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller, which is hereby granted, to direct each related Servicer, so long as no Default or Event of Default has occurred and is continuing; provided, however, that Seller shall not give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d) The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority fourth of Section 5.02 or priority third of Section 5.03, as applicable, but all such servicing and any applicable sub-servicing fees shall be the sole responsibility of Seller.

(e) Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and each related Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of any person other than Buyer or its Affiliates to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

(f) No Servicing Agreement may be amended or modified without the prior written approval of Buyer.

Section 17.02 Servicing Reports. Seller shall deliver (or cause each Servicer to deliver) to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.03 Event of Default; Servicer Event of Default. If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement (or, in the case of an Event of Default, all of the Servicing Agreements) and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee; provided, that if a Servicer Event of Default exists (and no Event of Default exists), Seller shall have (a) ten (10) Business Days following such Servicer Event of Default to designate, on behalf of Buyer, a replacement Servicer reasonably acceptable to Buyer and (b) sixty (60) days following such Servicer Event of Default to deliver a replacement Servicing Agreement and Servicer Notice (if applicable), each in form and substance satisfactory to Buyer.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY

SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON OR OTHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration; Severability. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, together with all assignees and Participants hereunder. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.07 Reserved.

Section 18.08 Assignments and Participations.

(a) No Seller Party shall sell, assign or transfer any of their respective rights or the Repurchase Obligations or delegate any of their respective duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of any Seller Party or any of their respective Affiliates, sell participations to any Eligible Assignee (other than a natural person or a Seller Party or any of their respective Affiliates) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that (x) if a Default or Event of Default has occurred and is continuing, Buyer may sell participations to any Person at any time without consent, notice or restriction of any kind, other than the requirements set forth in clause (iv) below, and (y) so long as no Default or Event of Default has occurred and is continuing: (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents and (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.10. So long as no Default or Event of Default has occurred and is continuing, no Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it was a Buyer and had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by the participating Buyer with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over such participating Buyer, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.17 to the same extent as if it was a Buyer and had acquired its interest by assignment pursuant to Section 18.08(c).

(c) Buyer may at any time, without the consent of any Seller Party but upon notice to Seller, sell and assign all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents to any Eligible Assignee proposed by Buyer; provided that if a Default or Event of Default has occurred and is continuing, Buyer may enter into any such sale and assignments with any Person at any time without consent, notice or restriction of any kind; provided, further that so long as no Default or Event of Default has occurred and is continuing, so long as initial Buyer owns any economic interest in the Transactions, (A) Seller shall continue to deal solely and directly with initial Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, and (B) initial Buyer shall retain sole decision making authority with respect to acceptance of prospective Purchased Assets into Transactions and Market Value and Margin Deficit determinations. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit E (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) each such assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the related assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller and any such cooperation shall be at no cost to Seller.

(e) Subject to the terms and conditions of Sections 18.08(b) and 18.08(c), Buyer shall have the right to partially or completely syndicate any or all of its rights under this Agreement and the other Repurchase Documents to any Eligible Assignee.

(f) Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the assignees that become Parties hereto and, with respect to each such assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g) If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of any Seller Party or any of their respective Affiliates, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Eligible Assignee, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim and to apply Income in accordance with Article 5. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, and who need and will use such information exclusively in connection with administering this Agreement and the Transactions hereunder, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, in which case, the disclosing Party agrees, to the extent permitted by the Requirements of Law, to inform the other Party promptly thereof, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10, and (g) to the extent required in connection with any litigation between the parties in connection with any Repurchase Document or any Transaction; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, neither Seller nor any of its Affiliates shall agree to any amendment, waiver or other modification of any provision of the Repurchase Documents without the signed agreement of Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, or Seller Party, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer or any Seller Party under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer and each Seller Party under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 18.14 shall be a third-party beneficiary of this Section 18.14 with rights to enforce this Section.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Each Seller Party shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.

(c) If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, if this Agreement is then in effect (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, and Buyer’s rights to the Purchased Assets, are senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set–off against any Repurchase Obligations or Indebtedness owed by Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer, any Affiliate of Buyer or any Indemnified Person by Seller under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller shall be deemed directly indebted to Buyer, any Affiliate of Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer, any Affiliate of Buyer and the other Indemnified Persons by Seller under the Repurchase Documents and the Repurchase Obligations, and Buyer shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS, THE PLEDGED COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

Buyer, any Affiliate of Buyer or any Indemnified Person shall promptly notify the Seller after any such set-off and application made by Buyer, any Affiliate of Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer, any Affiliate of Buyer or any Indemnified Person may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer, any Affiliate of Buyer or any Indemnified Person is at any time otherwise entitled.

Section 18.18 Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to file any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and preserve its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit C hereto (“Power of Attorney”); provided that, other than as necessary to record or file any of the Blank Assignment Documents, prior to the occurrence and continuance of an Event of Default, Buyer shall not use such Power of Attorney for any other purpose.

Section 18.20 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, Seller and Affiliates of each Seller Party, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing

Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so. Seller agrees to reimburse Buyer for any and all third-party out-of-pocket costs and expenses (including legal fees and expenses) incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets, including, without limitation, the cost of Appraisals requested by Buyer pursuant to Section 8.08(k) on the Mortgaged Properties relating to the Purchased Assets; provided that, other than in connection with Buyer’s review of any Material Modification or any other release of collateral relating to a Purchased Asset, no more than one (1) Appraisal per Purchased Asset, in any twelve (12) month period, shall be ordered at Seller’s cost and expense.

Section 18.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.22 Reserved

Section 18.23 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.24 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.25 Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

Section 18.26 Maintenance of Financial Covenants. To the extent that any Seller Party is obligated under any other repurchase agreement, loan agreement, warehouse facility, guaranty or similar credit facility involving the financing of commercial real estate assets which are similar to the Purchased Assets (whether now in effect or in effect at any time during the term of this Agreement) to comply with a financial covenant that is comparable to any of the financial covenants set forth in this Agreement or in any other Repurchase Document, and such comparable financial covenant is more restrictive to any Seller Party or otherwise more favorable to the related lender or buyer thereunder than any financial covenant set forth in this Agreement or in any other Repurchase Document, or is in addition to any financial covenant set forth in this Agreement or in any other Repurchase Document, then such comparable or additional financial covenant shall, with no further action required on the part of the Seller Parties or Buyer, automatically become a part of this Agreement or in such other Repurchase Document and be incorporated herein and/or therein, and each Seller Party hereby covenants to maintain compliance with such comparable or additional financial covenant at all times throughout the remaining term of this Agreement. In connection therewith, each Seller Party agrees to promptly notify Buyer of the execution of any agreement or other document that would cause the provisions of this Section 18.26 to become effective. Each Seller Party further agrees to execute and deliver any new guaranties, agreements or amendments to this Agreement or any other Repurchase Document necessary to evidence all such new or modified provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto and thereto.

Section 18.27 Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

CMTG WF FINANCE LLC

By:

Name:	J. Michael McGillis
Title:	Authorized Signatory

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

CMTG WF FINANCE LLC

By:
Name:
Title:

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:	Allen Lewis
Title:	Managing Director

Schedule 1(a)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF WHOLE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Whole Loan, that except as specifically disclosed to Buyer in an Approved Representation Exception for such Purchased Asset as of the related Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(a) shall be true and correct in all material respects. For purposes of this Schedule 1(a) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Whole Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1. The Whole Loan is a performing Whole Loan secured by a first priority security interest in a commercial or multifamily property. All documents comprising the Servicing File will be or have been delivered or made accessible (which includes Seller granting Buyer access to Servicer’s data portal) to Buyer with respect to each Whole Loan by the deadlines set forth in the Agreement.

2. Such Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Whole Loan.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good and marketable title to and was the sole owner and holder of, such Whole Loan, and Seller is transferring such Whole Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Whole Loan, except to the extent otherwise permitted in this Agreement (including Permitted Liens, as such term is defined in the related Purchased Asset Documents) and Title Exceptions (as such term is defined below). Upon consummation of the purchase contemplated to occur in respect of such Whole Loan on the related Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer, all legal and beneficial interest in and to such Whole Loan free and clear of any pledge, lien, encumbrance or security interest. There are no participation agreements affecting such Whole Loan. Seller has full right and authority to sell, assign and transfer each Whole Loan to Buyer.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Whole Loan nor were any fraudulent acts committed by any other Person in connection with the origination of such Whole Loan.

5. At the time of origination of such Whole Loan, the origination, due diligence and underwriting performed by or on behalf of Seller in connection with such Whole Loan complied in all material respects with the terms, conditions and requirements of Seller’s origination, due diligence, underwriting procedures, guidelines and standards for similar commercial and multifamily loans.

6. Except as included in the Underwriting Package or the Purchased Asset Documents delivered to Buyer or Custodian prior to the Purchase Date, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement that by its terms modifies or materially affects the rights and obligations of any holder of such Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists, except for documents executed after the related Purchase Date that either (i) do not constitute Material Modifications, or (ii) constitute Material Modifications that were approved in writing by Buyer in accordance with this Agreement.

7. Such Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed as of the Purchase Date therefor pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow or reserve accounts, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Whole Loan, and such Whole Loan or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or in part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Purchased Asset Documents, and assuming that Buyer and any other transferees comply with customary restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees”, “Institutional Lender/Owners”, “Qualified Institutional Lenders” or similar transfer restriction provisions in the Purchased Asset Documents, the related Purchased Asset Documents contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Whole Loan to any other Person, and no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Whole Loan, for Buyer’s exercise of any rights or remedies in respect of such Whole Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Whole Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists (excluding, for the avoidance of doubt, any customary “prohibited transferee” list specified in the Purchased Asset Documents) to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Whole Loan, other than recordation of assignments of each Mortgage and assignment of leases securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Whole Loan is or may become obligated under the Purchased Asset Documents which could be reasonably expected to have a material adverse effect on such Whole Loan.

12. Seller has not advanced funds, or, to Seller’s Knowledge, received any advance of funds from a party other than the Mortgagor relating to such Whole Loan or the related Mortgage Note, directly or indirectly, for the payment of any amount required by such Whole Loan or the related Mortgage Note, and to Seller’s Knowledge, no funds have been received from any Person other than such Mortgagor, for or on account of payments due on such Whole Loan.

13. Each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage), guaranty and other agreement executed by the related Mortgagor, guarantor or other obligor in connection with such Whole Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole or materially interfere with the Mortgagee’s practical realization of the principal rights and benefits afforded thereby and/or security provided thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. Except as set forth in paragraphs (13) and (16), there is no valid offset, defense, counterclaim, abatement or right of rescission available to the related Mortgagor with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Whole Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Purchased Asset Documents, except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Seller has delivered to Buyer or its designee either (i) the original Mortgage Note(s) made in respect of such Whole Loan, together with an original endorsement thereof, executed by Seller in blank, or (ii) a copy of the applicable Mortgage Note(s), together with an affidavit and indemnity in favor of Buyer evidencing the loss, theft, destruction or mutilation of such original Mortgage Note(s), in form and substance acceptable to Buyer in its reasonable discretion.

16. Each related assignment of Mortgage and assignment of assignment of leases from Seller in blank constitutes a legal, valid and binding assignment from Seller (assuming the insertion of Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases evidences a first-priority lien, and each is freely assignable without the consent of the related Mortgagor. Each Mortgaged Property (subject to and excepting Permitted Liens and the Title Exceptions) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Liens and the Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender’s title insurance policy.

17. The Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraphs (13) and (16) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether underground leases, space leases or operating leases) pertaining to the related Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Each title policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. There are no Whole Loans that are senior or pari passu with respect to the related Mortgaged Property or such Whole Loan. The Mortgagor has good and marketable title to the Mortgaged Property, no claims under the title policies insuring the Mortgagor’s title to the Mortgaged Properties have been made, and the Mortgagor has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Mortgaged Property.

18. UCC financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in the appropriate public filing and/or recording offices necessary to perfect a valid security interest in all items of personal property in which a security interest may be perfected under the UCC, located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Whole Loan) material to the value of the Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property) to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC financing statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on the items of personalty described above, which security interest is senior to all other creditors of the Mortgagor, other than with respect to Permitted Liens, except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, and other outstanding governmental charges (including, without limitation, water and sewage charges) or installments thereof, which would be a lien on the Mortgaged Property and that have become delinquent in respect of the Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon, and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, to Seller’s Knowledge, each related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are then-currently being maintained) that would affect materially and adversely the value of such Mortgaged Property as security for the Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.

Except as disclosed to Buyer in writing, an engineering report was prepared in connection with the origination of each Whole Loan no more than twelve (12) months prior to the Purchase Date, which states that all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by Seller (or the originator of such Whole Loan, if applicable) with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. To Seller’s Knowledge, there are no material issues with the physical condition of the Mortgaged Property that would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

21. The lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or, until the policy is issued, a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to Permitted Liens and the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. Such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. Insurance coverage is being maintained with respect to the Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged

Property is located, and (A) with respect to a “special cause of loss form” or “all risk form” insurance policy that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (the “Insurance Rating Requirements”), is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment located on such Mortgaged Property (with no deduction for physical depreciation), or (ii) the outstanding principal balance of the Whole Loan, and in any event, not less than the amount necessary, or containing such endorsements as are necessary, to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to twelve (12) months of operations of the related Mortgaged Property (or with respect to each Whole Loan with a principal balance of $50 million or more, 18 months); (B) for a Whole Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (C) covers the actual loss sustained during restoration, all of which is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the principal amount of the related Whole Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of the Whole Loan together with any accrued interest thereon, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 150% of the PML. If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The insurance policies contain a standard mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. Except by written instruments included in the Underwriting Package, Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note and pursuant to the terms of the related Purchased Asset Documents, no Person or party other than the holder of such Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24. Such Whole Loan is not, and since its origination, has not been thirty (30) days or more past due. To Seller’s Knowledge, there is no (i) monetary default, breach or violation with respect to such Whole Loan or any other obligation of the Mortgagor, (ii) material non-monetary default, breach or violation with respect to such Whole Loan or any other obligation of the Mortgagor or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

25. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Mortgaged Property to be encumbered subsequent to the related Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Permitted Liens, Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).

26. To the extent such Whole Loan is identified in writing by Seller to Buyer as being real estate mortgage investment conduit (“REMIC”) eligible, such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and (A) the issue price of the Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Whole Loan and (B) either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to eighty percent (80%) of the principal amount of the Whole Loan (a) as of the Testing Date, or (b) as of the related Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. Except as set forth in the ESA (as defined herein), to Seller’s Knowledge, there is no material and adverse environmental condition or circumstance affecting the Mortgaged Property and there is no material violation of any applicable Environmental Law with respect to the Mortgaged Property. Neither Seller nor, to Seller’s Knowledge, the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws. The Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

At origination, each Mortgagor represented and warranted that no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property or in a material adverse effect on the value, use or operations of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Whole Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Whole Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch in an amount equal to or not less than 100% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure such circumstance or condition; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and Seller has reasonably estimated that the responsible party has financial resources adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. The ESA will be part of the Servicing File; and except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) to Seller’s Knowledge, need for further investigation.

In the case of each Whole Loan that is the subject of an environmental insurance policy, issued by the issuer thereof (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (i) the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (ii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Whole Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (B) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of the Whole Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no Knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Whole Loan.

28. Each related Mortgage, assignment of leases, or one or more of the other Purchased Asset Documents contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. Neither the Mortgaged Property (other than any tenants of a multi-tenant Mortgaged Property), nor any portion thereof, is the subject of, and no Underlying Obligor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

30. Such Whole Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (except that an anticipated repayment date (“ARD”) loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date). No Mortgagor has issued preferred equity with debt-like characteristics.

31. Subject to specific exceptions set forth below and to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than (i) by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, (iv) issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other Whole Loans or (v) transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than (i) any existing permitted additional debt, (ii) any purchase money security interests, or (iii) Permitted Liens or Title Exceptions. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval, including any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.

32. Except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Purchased Asset Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage or the use, value or operation of such Mortgaged Property and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Whole Loan was delivered to Buyer or its designee and neither borrower nor guarantor has been released from its obligations under the Whole Loan. Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of the Whole Loan; (b) no material action may be taken by the Mortgagor with respect to the Mortgaged Property without the consent of the holder of the Whole Loan; (c) the holder of the Whole Loan is entitled to approve the budget of the Mortgagor as it relates to the Mortgaged Property; and (d) the holder of the Whole Loan’s consent is required prior to the Mortgagor incurring any additional indebtedness.

33. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate or the related servicer during the six (6) month period prior to the related origination date and within twelve (12) months of the Purchase Date.

34. Except as set forth in the related Purchased Asset Documents delivered to Buyer, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Whole Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Whole Loans (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Whole Loan, (c) where a partial release is conditional upon the satisfaction of certain underwriting and legal (including REMIC, if applicable) requirements and the payment of a release price not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements (including REMIC Provisions, if applicable) or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the Whole Loan or that were not allocated any value in the appraisal obtained at the origination of the Whole Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

With respect to any partial release, either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, in the event of a taking of any portion of an Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Whole Loan.

With respect to any Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, no such Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

35. To Seller’s Knowledge, based upon any of a letter from any Governmental Authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans, there are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use, operation and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, (ii) are adequately reserved for in accordance with the Purchased Asset Documents, or (iii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current zoning regulations, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use, operation or value of such Mortgaged Property. The Purchased Asset Documents require the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws and ordinances.

36. To Seller’s Knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of such Whole Loan, none of the material improvements which were included for the purposes of determining the appraised value of any related Mortgaged Property lies outside of the boundaries and building restriction lines of the related Mortgaged Property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. To Seller’s Knowledge based on certified copies of the organizational documents of the related Mortgagor delivered by the Mortgagor in connection with the origination of such Whole Loan, the related Mortgagor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mortgagor under its organizational documents is to own, finance, sell or otherwise manage the Mortgaged Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the related Mortgagor. The related Mortgagor has covenanted in its respective organizational documents and/or the Purchased Asset Documents to own no significant asset other than the related Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. To Seller’s Knowledge, there are no pending, filed or threatened actions, suits or proceedings, governmental investigations or arbitrations of which Seller has received notice, against the Mortgagor, guarantor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to pay principal, interest or any other amounts due under such Whole Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Whole Loan, (g) the use, operation or value of the Mortgaged Property or (h) the current principal use of the Mortgaged Property.

39. If the related Mortgage is a deed of trust, as of the date of origination and, currently, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Whole Loan, no fees are payable to such trustee except for de minimis fees paid.

40. The Whole Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

41. The Whole Loan is not cross-collateralized or cross-defaulted with any other Indebtedness that is not also a Purchased Asset.

42. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

43. All escrow deposits and payments required pursuant to the Whole Loan (including capital improvements and environmental remediation reserves) to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required to be escrowed with Seller under the related Purchased Asset Documents are being conveyed by Seller to Buyer, or its servicer and identified as such with appropriate detail. Any and all requirements under the Whole Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Purchased Asset Documents.

44. The related Mortgagor, or the related lessee, franchisor or operator was in possession of all material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals then required for the use and operation of the related Mortgaged Property by the related Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the Mortgaged Property. The Purchased Asset Documents require the borrower to maintain all such material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals. The Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

45. The origination (or acquisition, as the case may be), servicing and collection practices used with respect to the Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans.

46. Except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

47. The Purchased Asset Documents for such Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that the Whole Loan becomes full recourse to the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Asset Documents. Furthermore, the Purchased Asset Documents for each Whole Loan provide for recourse against the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) any Mortgagor’s misappropriation of rents (following an event of default), security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or willful material misrepresentation; (iii) willful misconduct, fraud or misrepresentation by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Purchased Asset Documents; or (v) commission of material physical waste at the Mortgaged Property.

48. Subject to the exceptions set forth in paragraph (13) and upon possession of the Mortgaged Property as required under applicable state law, any assignment of leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Whole Loan establishes and creates a valid, first priority and enforceable collateral assignment of, or a valid first priority and enforceable lien and security interest in, the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage or related assignment of leases, subject to applicable law and to bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), provides that, upon an event of default under such Whole Loan, the beneficiary thereof is permitted to seek the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

49. With respect to such Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

50. If such Whole Loan contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two (2) years after any securitization of such Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due. If the Whole Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released and the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption. If the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Whole Loan secured by defeasance collateral is required to be assumed by a Single Purpose Entity (as such term is defined below). Such Whole Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan.

51. To the extent required under applicable law as necessary for the enforceability or collectability of the Whole Loan, each holder of the related Mortgage Note is authorized to do business in the jurisdiction in which the related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Whole Loan.

52. Neither the Mortgagee nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Whole Loan. Except in accordance with the related Purchased Asset Documents, neither the Mortgagee nor any affiliate thereof has any obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mortgagor or any other person under or in connection with the Whole Loan.

53. Each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted or applied to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

54. An Appraisal of the related Mortgaged Property was conducted in connection with the origination of such Whole Loan with an appraisal date within six (6) months of the Whole Loan origination date and within twelve (12) months of the Purchase Date. The Appraisal is signed by an appraiser who is a Member of the Appraisal Institute and had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Whole Loan. Such Appraisal satisfied in all material respects the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Whole Loan was originated.

55. The related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under the related Purchased Asset Documents.

56. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

57. With respect to each related Whole Loan that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interests in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction, and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the related Purchase Date. The Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related

Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Underwriting Package.

(ii) Upon the foreclosure of the Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder and in the event it is so assigned, it is further assignable by the holder of the Whole Loan and its successors and assigns without the consent of the lessor.

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee.

(iv) Seller has not received any written notice of default under or notice of termination of such Ground Lease. Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and no condition which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease, estoppel or other ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease, estoppel or other ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease, estoppel or other ancillary agreement and requires that the ground lessor will supply an estoppel.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only Permitted Liens and any Title Exceptions and the related fee interest of the ground lessor, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than twenty (20) years beyond the stated maturity date of the Whole Loan.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x) Under the terms of the Ground Lease (or an estoppel or ancillary agreement between the lessor and the lessee) and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Whole Loan, together with any accrued interest.

(xi) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xii) The ground lessor under such Ground Lease is required to enter into a new lease with Seller upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

(xiii) The ground lessor consented to and acknowledged that (i) the Whole Loan is permitted / approved, (ii) any foreclosure of the Whole Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to the Mortgagee and (iv) it would accept cure from the Mortgagee on behalf of the ground lessee.

58. The Purchased Asset Documents for each Whole Loan that is secured by a hospitality property operated pursuant to a franchise agreement include an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Mortgagee against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Whole Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

59. It being understood that B notes secured by the same Mortgage as a Whole Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property (other than Permitted Liens, Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing). Except as specifically disclosed to Buyer in an Approved Representation Exception, there is no mezzanine debt related to the Mortgaged Property.

60. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements, with respect to each Whole Loan with more than one Mortgagor or with an original principal balance greater than $50 million, are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

61. With respect to each Whole Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Whole Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Whole Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms; provided, however, that if the TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related Mortgagor is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Asset, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

62. Each Whole Loan requires the Mortgagor to be a Single Purpose Entity for at least as long as the Whole Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each Whole Loan with a Purchase Date principal balance in excess of $5 million provide that the Mortgagor is a Single Purpose Entity, and each Whole Loan with a Purchase Date principal balance of $50 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For purposes of this Schedule 1(a), a “Single Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Whole Loan has a Purchase Date principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Whole Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Whole Loan that is cross-collateralized and cross-defaulted with the related Whole Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

63. Each Whole Loan (other than any Whole Loan that bears interest at a floating rate) bears interest at a rate that remains fixed throughout the remaining term of such Whole Loan, except in the case of ARD loans and situations where default interest is imposed. With respect to each Whole Loan that bears interest at a floating rate, such Whole Loan bears interest at a floating rate of interest that is based on LIBOR or SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate). If such Whole Loan bears interest at a floating rate of interest that is based on LIBOR plus a margin, the related Purchased Asset Documents include LIBOR replacement language substantially consistent with the “hardwired approach” fallback language recommended by the Alternative Reference Rates Committee for new origination LIBOR bilateral business loans.

64. The origination practices of Seller (or the related originator if Seller was not the originator), with respect to each Whole Loan, complied, at the time of origination, in all material respects with the terms, conditions and requirements of, as appropriate, all of Seller’s or such party’s origination, due diligence standards and/or practices for similar commercial and multifamily mortgage loans, as applicable, and, in each such case, otherwise complied with all applicable laws and regulations.

65. Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Whole Loan.

66. Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) and all owners that hold a (a) in the case of owners domiciled in the United States, 20% or greater and (b) in the case of owners domiciled outside of the United States, 10% or greater, direct ownership share (i.e., the “Major Sponsors”). Based solely on the searches performed by Seller in connection with the related Whole Loan, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

67. With respect to each Whole Loan secured by retail, office or industrial properties, Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll. With respect to each Whole Loan predominantly secured by a retail, office or industrial property leased to a single tenant, Seller reviewed such estoppel obtained from such tenant no earlier than ninety (90) days prior to the origination date of the related Whole Loan, and each such estoppel indicated (x) the related lease is in full force and effect and (y) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Whole Loan predominantly secured by a retail, office or industrial property, Seller has received lease estoppels executed within ninety (90) days of the origination date of the related Whole Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Whole Loan that is represented on the rent roll. To Seller’s Knowledge, each rent roll indicated that (x) each lease is in full force and effect and (y) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

68. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Whole Loan.

69. Except as included in the Underwriting Package, no default or event of default has occurred under any agreement pertaining to any lien relating to the Mortgaged Property ranking junior to, pari passu with or senior to the Mortgage securing the Whole Loan, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.

70. To Seller’s Knowledge, the representations and warranties made by the Mortgagor in the Purchased Asset Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and to Seller’s Knowledge there has been no adverse change with respect to the Mortgagor, the related Whole Loan or the related Mortgaged Property that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions.

“REMIC Provisions”: Sections 860A through 860G of the Code.

“Servicing File:” A copy of the Underwriting Package and documents and records not otherwise required to be contained in the Underwriting Package that (i) relate to the origination and/or servicing and administration of the Whole Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Whole Loans or for evidencing or enforcing any of the rights of the holder of the Whole Loans or holders of interests therein and (iii) are in the possession or under the control of Seller, provided that Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

Schedule 1(b)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING

OF SENIOR INTERESTS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Senior Interest, that except as specifically disclosed to Buyer in an Approved Representation Exception for such Purchased Asset, as of the Purchase Date for each such related Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(b) shall be true and correct in all material respects. For purposes of this Schedule 1(b) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Senior Interest if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1. The Senior Interest is either (a) a performing senior or pari passu participation interest in a performing Whole Loan, secured by a first-priority security interest in a commercial or multifamily property, or (b) a performing “A-note” in an “A/B structure” in a performing Whole Loan, secured by a first-priority security interest in a commercial or multifamily property. All documents comprising the Servicing File will be or have been delivered or made accessible (which includes Seller granting Buyer access to Servicer’s data portal) to Buyer with respect to each Senior Interest and each underlying Whole Loan by the deadlines set forth in the Agreement.

2. Such Senior Interest and related Whole Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Senior Interest and related Whole Loan.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, no Mortgage Note related to a Senior Interest or related Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge and Seller had good and marketable title to and was the sole owner and holder of, such Senior Interest, and Seller is transferring such Senior Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Senior Interest, except to the extent otherwise permitted in this Agreement (including Permitted Liens) and Title Exceptions. Upon consummation of the purchase contemplated to occur in respect of such Senior Interest on the related Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer, all legal and beneficial interest in and to such Senior Interest free and clear of any pledge, lien, encumbrance or security interest. Seller has full right and authority to sell, assign and transfer each Senior Interest to Buyer.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Interest nor were any fraudulent acts committed by any other Person in connection with the origination of such Senior Interest.

5. At the time of origination of the related Whole Loan, the origination, due diligence and underwriting performed by or on behalf of Seller in connection with such Whole Loan complied in all material respects with the terms, conditions and requirements of Seller’s origination, due diligence, underwriting procedures, guidelines and standards for similar commercial and multifamily loans.

6. Except as included in the Underwriting Package or the Purchased Asset Documents delivered to Buyer or Custodian prior to the Purchase Date, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement that by its terms modifies or materially affects the rights and obligations of any holder of such Senior Interest and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists, except for documents executed after the related Purchase Date that either (i) do not constitute Material Modifications, or (ii) constitute Material Modifications that were approved in writing by Buyer in accordance with this Agreement.

7. Each Senior Interest and related Whole Loan is presently outstanding, the proceeds thereof have been fully disbursed as of the Purchase Date therefor pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow or reserve accounts, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Senior Interest and such Senior Interest or any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or in part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Purchased Asset Documents, and assuming that Buyer and any other transferees comply with customary intercreditor restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees”, “Institutional Lender/Owners”, “Qualified Institutional Lenders” or similar transfer restriction provisions in the Purchased Asset Documents, the related Purchased Asset Documents contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of the related Senior Interest to any other Person, and no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Senior Interest, for Buyer’s exercise of any rights or remedies in respect of such Senior Interest (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Senior Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists (excluding, for the avoidance of doubt, any customary “prohibited transferee” list specified in the Purchased Asset Documents) to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Senior Interest, other than recordation of assignments of each related Mortgage and assignment of leases securing the related Whole Loan in the applicable real estate records where the Mortgaged Properties are located and the filing of UCC-3 assignments in all applicable filing offices.

11. Seller has not received notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Senior Interest is or may become obligated under the Purchased Asset Documents which could be reasonably expected to have a material adverse effect on the related Whole Loan.

12. Seller has not advanced funds or, to Seller’s Knowledge, received any advance of funds for the payment of any amount required by such Senior Interest. With respect to each Whole Loan related to a Senior Interest, no advance of funds has been made, directly or indirectly, by Seller to the Mortgagor, and to Seller’s Knowledge, no funds have been received from any person other than the Mortgagor relating to such Whole Loan, for or on account of payments due on such Whole Loan.

13. With respect to each Senior Interest and related Whole Loan, each related Mortgage Note, Mortgage, assignment of leases (if a document separate from the Mortgage), guaranty and other agreement executed by the related Mortgagor, guarantor or other obligor in connection with such related Whole Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole or materially interfere with the Mortgagee’s practical realization of the principal rights and benefits afforded thereby and/or security provided thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

14. Except as set forth in paragraphs (13) and (16), with respect to the Senior Interest and each related Whole Loan, there is no valid offset, defense, counterclaim, abatement or right of rescission available to the related Mortgagor with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the related Whole Loan, that would deny the mortgagee the principal benefits intended to be provided by the related Mortgage Note, Mortgage or other Purchased Asset Documents except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Seller has delivered to Buyer or its designee either (i) the original promissory note, certificate or other similar indicia of ownership of such Senior Interest, however denominated, together with an original assignment thereof, executed by Seller in blank or (ii)a copy of the applicable Mortgage Note(s), together with an affidavit and indemnity in favor of Buyer evidencing the loss, theft, destruction or mutilation of such original Mortgage Note(s), in form and substance acceptable to Buyer in its reasonable discretion.

16. With respect to each Whole Loan related to a Senior Interest, each related assignment of Mortgage and assignment of leases from Seller in blank constitutes a legal, valid and binding assignment from Seller (assuming the insertion of Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases evidences a first-priority lien, and each is freely assignable without the consent of the related Mortgagor. Each Mortgaged Property (subject to and excepting Permitted Liens and the Title Exceptions) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the Related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Liens and the Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender’s title insurance policy.

17. The Whole Loan related to such Senior Interest is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in paragraphs (13) and (16) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether underground leases, space leases or operating leases) pertaining to the related Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Whole Loan is cross-collateralized with any other Whole Loan, the lien of the Mortgage for such other Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the related Whole Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Each title policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. There are no other Whole Loans that are senior or pari passu with respect to the related Mortgaged Property or the related Whole Loan. The Mortgagor has good and marketable title to the Mortgaged Property, no claims under the title policies insuring the Mortgagor’s title to the Mortgaged Properties have been made, and the Mortgagor has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Mortgaged Property.

18. UCC financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in the appropriate public filing and/or recording offices necessary to perfect a valid security interest in all items of personal property in which a security interest may be perfected under the UCC, located on each related Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate such Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the Whole Loan related to such Senior Interest) material to the value of such Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Whole Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC financing statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Whole Loan establish and create a valid and enforceable lien and priority security interest on the items of personalty described above, which security interest is senior to all other creditors of the Mortgagor, other than with respect to Permitted Liens, except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, and other outstanding governmental charges (including, without limitation, water and sewage charges) or installments thereof, which would be a lien on any related Mortgaged Property and that have become delinquent in respect of such Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon, and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. Except as may be set forth in the property condition reports delivered to Buyer with respect to the Mortgaged Properties, to Seller’s Knowledge, each related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are then-currently being maintained) that would affect materially and adversely the value of such Mortgaged Property as security for the Whole Loan related to such Senior Interest and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property.

Except as disclosed to Buyer in writing, an engineering report was prepared in connection with the origination of each Whole Loan related to a Senior Interest no more than twelve (12) months prior to the Purchase Date, which states that all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by Seller (or the originator of the related Whole Loan, if applicable) with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. To Seller’s Knowledge, there are no material issues with the physical condition of the Mortgaged Property that would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

21. With respect to each Whole Loan related to a Senior Interest, the lien of each related Mortgage as a first priority lien in the original principal amount of such Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or, until the policy is issued, a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to Permitted Liens and the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. Such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. Insurance coverage is being maintained with respect to the Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and (A) with respect to a “special cause of loss form” or “all risk form” insurance policy that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (the “Insurance Rating Requirements”), is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the full insurable value on a replacement cost basis of improvements, furniture, furnishings, fixtures and equipment located on such Mortgaged Property (with no deduction for physical depreciation) or (ii) the outstanding principal balance of the Whole Loan related to such Senior Interest, and in any event, not less than the amount necessary, or containing such endorsements as are necessary, to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to twelve (12) months of operations of the related Mortgaged Property (or with respect to each related Whole Loan with a principal balance of $50 million or more, 18 months); (B) for a related Whole Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (C) covers the actual loss sustained during restoration, all of which is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Whole Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the principal amount of the related Whole Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of such Whole Loan together with any accrued interest thereon, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 150% of the PML. If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The insurance policies contain a standard mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. Except by written instruments included in the Underwriting Package, Seller has not waived any material default, breach, violation or event of acceleration under such Senior Interest, related Mortgage or related Mortgage Note and pursuant to the terms of the related Purchased Asset Documents, no Person or party other than the holder of such related Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

24. The Senior Interest and related Whole Loan are not, and since their origination, have not been thirty (30) days or more past due. To Seller’s Knowledge, there is no (i) monetary default, breach or violation with respect to such Senior Interest and related Whole Loan or any other obligation of the borrower under the related Whole Loan, (ii) material non-monetary default, breach or violation with respect to such Senior Interest and related Whole Loan or any other obligation of the Mortgagor or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

25. Each Mortgage related to the Whole Loan relating to such Senior Interest does not provide for or permit, without the prior written consent of the holder of the related Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related Mortgaged Property is not encumbered, and none of the Purchased Asset Documents permits the related Mortgaged Property to be encumbered subsequent to the related Purchase Date without the prior written consent of the holder of such Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Permitted Liens, Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related Whole Loan).

26. To the extent the Whole Loan related to such Senior Interest is identified in writing by Seller to Buyer as being REMIC eligible, such Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and (A) the issue price of the related Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of such Whole Loan and (B) either (1) substantially all of the proceeds of such Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Whole Loan was at least equal to eighty percent (80%) of the principal amount of such Whole Loan (a) as of the Testing Date, or (b) as of the related Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to such Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with such Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced Whole Loan was originated unless (a) such Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such Whole Loan was in default or when default with respect to such Whole Loan was reasonably foreseeable. However, if the referenced Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Whole Loan was not in default or when default with respect to such Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. Except as set forth in the ESA (as defined herein), to Seller’s Knowledge, there is no material and adverse environmental condition or circumstance affecting the Mortgaged Property and there is no material violation of any applicable Environmental Law with respect to the Mortgaged Property. Neither Seller nor, to Seller’s Knowledge, the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws. The related Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

At origination, each Mortgagor represented and warranted that no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property or in a material adverse effect on the value, use or operations of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Whole Loans related to Senior Interests, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with the related Whole Loan within twelve (12) months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch in an amount equal to or not less than 100% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure such circumstance or condition; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and Seller has reasonably estimated that the responsible party has financial resources adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. The ESA will be part of the Servicing File; and except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) to Seller’s Knowledge, need for further investigation.

In the case of each Senior Interest and related Whole Loan that is the subject of an environmental insurance policy, issued by the issuer thereof (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (i) the Environmental Insurance Policy is in full force and effect, there is no deductible and Seller is a named insured under such policy, (ii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”)

and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing such Whole Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (B) agreed in the Purchased Asset Documents to establish an operations and maintenance plan after the closing of such Whole Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no Knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the related Whole Loan.

28. With respect to each Senior Interest and related Whole Loan, each related Mortgage, assignment of leases, or one or more of the other Purchased Asset Documents, contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. No issuer of the Purchased Asset, no co-participant, no Underlying Obligor related to any Whole Loan related to a Senior Interest, no Mortgaged Property (other than any tenants of a multi-tenant Mortgaged Property), nor any portion thereof, is the subject of, and no Underlying Obligor or tenant occupying a single-tenant property is the subject of, or is a debtor in, state or federal bankruptcy, insolvency or similar proceeding.

30. Except for the related Purchased Asset, each Whole Loan related to a Senior Interest is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (except that an ARD loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date). No Mortgagor has issued preferred equity with debt-like characteristics.

31. With respect to each Whole Loan related to a Senior Interest, subject to specific exceptions set forth below and to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than (i) by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, and (iii) transfers of less than a controlling interest (as such term is defined in the related underlying Purchased Asset Documents) in a mortgagor, (iv) issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Whole Loans which are cross-collateralized or cross-defaulted with other Whole Loans or (v) transfers of a similar nature to the foregoing meeting the requirements of the Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than (i) any existing permitted additional debt, (ii) any purchase money security interests, or (iii) Permitted Liens or Title Exceptions. The underlying Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval, including any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance.

32. With respect to each Senior Interest and the related Whole Loan, except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Purchased Asset Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage or the use, value or operation of such Mortgaged Property and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable Purchased Asset was delivered to Buyer or its designee and neither borrower nor guarantor has been released from its obligations under the related Whole Loan. Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Mortgaged Property may be released without the consent of the holder of such Senior Interest; (b) no material action may be taken by the Mortgagor with respect to the Mortgaged Property without the consent of the holder of such Senior Interest; (c) the holder of such Senior Interest is entitled to approve the budget of the Mortgagor as it relates to the Mortgaged Property; and (d) the holder of such Senior Interest’s consent is required prior to the Mortgagor incurring any additional indebtedness.

33. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate or the related servicer during the six (6) month period prior to the related origination date and within twelve (12) months of the Purchase Date.

34. Except as set forth in the Purchased Asset Documents delivered to Buyer, since origination, no material portion of any related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Whole Loan related to such Senior Interest or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Whole Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Whole Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the related Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the related Whole Loan, (c) where a partial release is conditional upon the satisfaction of certain underwriting and legal (including REMIC, if applicable) requirements and the payment of a release price not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements (including REMIC Provisions, if applicable) or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the related Whole Loan or that were not allocated any value in the appraisal obtained at the origination of such Whole Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

With respect to any partial release, either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any related Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, in the event of a taking of any portion of an Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of such Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the related Whole Loan.

With respect to any related Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such Whole Loan was originated after December 6, 2010, no such Whole Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Whole Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

35. With respect to each Underlying Whole Loan, to Seller’s Knowledge, based upon any of a letter from any Governmental Authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans, there are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use, operation and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, (ii) are adequately reserved for in accordance with the Purchased Asset Documents, or (iii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current zoning regulations, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use, operation or value of such Mortgaged Property. The underlying Purchased Asset Documents require the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws and ordinances.

36. To Seller’s Knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of the related Whole Loan, none of the material improvements which were included for the purposes of determining the appraised value of any related Mortgaged Property lies outside of the boundaries and building restriction lines of the related Mortgaged Property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. To Seller’s Knowledge based on certified copies of the organizational documents of the related Mortgagor delivered by the Mortgagor in connection with the origination of the related Whole Loan, the related Mortgagor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mortgagor under its organizational documents is to own, finance, sell or otherwise manage the Mortgaged Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the related Mortgagor. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Purchased Asset Documents to own no significant asset other than the related Mortgaged Properties, as applicable, and assets incidental to its respective ownership and operation of such Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. To Seller’s Knowledge, there are no pending, filed or threatened actions, suits or proceedings, governmental investigations or arbitrations of which Seller has received notice, against the Mortgagor, guarantor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to pay principal, interest or any other amounts due under the Whole Loan related to such Senior Interest, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Purchased Asset Documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Whole Loan, (g) the use, operation or value of the Mortgaged Property or (h) the current principal use of the Mortgaged Property.

39. With respect to each Whole Loan related to a Senior Interest, if the related Mortgage is a deed of trust, as of the date of origination and, currently, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Whole Loan, no fees are payable to such trustee except for de minimis fees paid.

40. With respect to the Purchased Asset and each Whole Loan related to a Senior Interest, such Whole Loan and the Purchased Asset and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

41. The Senior Interest and related Whole Loan are not cross-collateralized or cross-defaulted with any other Indebtedness that is not also a Purchased Asset.

42. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

43. All escrow deposits and payments required pursuant to the Whole Loan related to such Senior Interest (including capital improvements and environmental remediation reserves) to be deposited with Seller in accordance with the underlying Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required to be escrowed with Seller under the related Purchased Asset Documents are being conveyed by Seller to Buyer, or its servicer and identified as such with appropriate detail. Any and all requirements under the related Whole Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Purchased Asset Documents.

44. With respect to each Whole Loan related to a Senior Interest, the related Mortgagor, or the related lessee, franchisor or operator was in possession of all material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals then required for the use and operation of the related Mortgaged Property by the related Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the Mortgaged Property. The underlying Purchased Asset Documents require the borrower to maintain all such material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals. The underlying Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

45. With respect to the Senior Interest and each related Whole Loan, the origination (or acquisition, as the case may be), servicing and collection practices used with respect to such Senior Interest and the related Whole Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans.

46. With respect to each Whole Loan related to a Senior Interest, except for Mortgagors under Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

47. The Purchased Asset Documents for each related Whole Loan provide that such Whole Loan is non-recourse to the related Mortgagor except that each such Whole Loan becomes full recourse to the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the related Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Asset Documents. Furthermore, the Purchased Asset Documents for each related Whole Loan provide for recourse against the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) any Mortgagor’s misappropriation of rents (following an event of default), security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or willful material misrepresentation; (iii) willful misconduct, fraud or misrepresentation by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Purchased Asset Documents; or (v) commission of material physical waste at the related Mortgaged Property.

48. Subject to the exceptions set forth in paragraph (13) and upon possession of the Mortgaged Property as required under applicable state law, any assignment of leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Whole Loan related to a Senior Interest establishes and creates a valid, first priority and enforceable collateral assignment of, or a valid first priority and enforceable lien and security interest in, the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage or related assignment of leases, subject to applicable law and to bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), provides that, upon an event of default under such related Whole Loan, the beneficiary thereof is permitted to seek the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

49. With respect to each Whole Loan related to a Senior Interest, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

50. If any Whole Loan related to a Senior Interest contains a provision for any defeasance of mortgage collateral, such Whole Loan permits defeasance (1) no earlier than two (2) years after any securitization of the related Whole Loan or the Senior Interest and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the related Mortgage Note when due. If the related Whole Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released and the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption. If the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the related Whole Loan secured by defeasance collateral is required to be assumed by a Single Purpose Entity. No related Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder thereof can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related underlying Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the underlying Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any such holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Whole Loan or the Senior Interest.

51. To the extent required under applicable law as necessary for the enforceability or collectability of the Whole Loan related to such Senior Interest, each holder of the related Mortgage Note is authorized to do business in the jurisdiction in which the related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Whole Loan.

52. Neither the Mortgagee, the holder of the Senior Interest nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Senior Interest or the related Whole Loan. Except in accordance with the related Purchased Asset Documents, neither the Mortgagee, the holder of the Senior Interest nor any affiliate thereof has any obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mortgagor or any other person under or in connection with the Senior Interest or the related Whole Loan.

53. With respect to each Whole Loan related to a Senior Interest, each related Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted or applied to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

54. With respect to each Whole Loan related to a Senior Interest, an Appraisal of the related Mortgaged Property was conducted in connection with the origination of such Whole Loan with an appraisal date within six (6) months of the Whole Loan origination date and within twelve (12) months of the Purchase Date. The Appraisal is signed by an appraiser who is a Member of the Appraisal Institute and had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Whole Loan. Such Appraisal satisfied in all material respects the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Whole Loan was originated.

55. With respect to each Whole Loan related to a Senior Interest, the related Purchased Asset Documents require the Mortgagor to provide the Mortgagee with certain financial information at the times required under such Purchased Asset Documents.

56. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

57. With respect to each Whole Loan related to a Senior Interest that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interests in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction, and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the related Purchase Date. The Ground Lease does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Underwriting Package.

(ii) Upon the foreclosure of the Whole Loan related to such Senior Interest (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder and in the event it is so assigned, it is further assignable by the holder of the related Whole Loan and its successors and assigns without the consent of the lessor.

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee.

(iv) Seller has not received any written notice of default under or notice of termination of such Ground Lease. Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and no condition which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease, estoppel or other ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease, estoppel or other ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease, estoppel or other ancillary agreement and requires that the ground lessor will supply an estoppel.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only Permitted Liens and any Title Exceptions and the related fee interest of the ground lessor or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than twenty (20) years beyond the stated maturity date of the Whole Loan related to such Senior Interest.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Whole Loan related to such Senior Interest, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Whole Loan).

(x) Under the terms of the Ground Lease (or an estoppel or ancillary agreement between the lessor and the lessee) and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Whole Loan related to such Senior Interest, together with any accrued interest

(xi) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xii) The ground lessor under such Ground Lease is required to enter into a new lease with Seller upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

(xiii) The ground lessor consented to and acknowledged that (i) the Whole Loan related to such Senior Interest is permitted / approved, (ii) any foreclosure of such Whole Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to the Mortgagee and (iv) it would accept cure from the Mortgagee on behalf of the ground lessee.

58. The Purchased Asset Documents for each Whole Loan related to a Senior Interest that is secured by a hospitality property operated pursuant to a franchise agreement include an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Mortgagee against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each related Whole Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

59. It being understood that B notes secured by the same Mortgage as a Whole Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property (other than Permitted Liens, Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing). Except as specifically disclosed to Buyer in an Approved Representation Exception, there is no mezzanine debt related to the Mortgaged Property.

60. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage, and the holder of the Mortgage (if not the holder of the Senior Interest) is required to provide the holder of the Senior Interest, with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements, with respect to each Whole Loan related to a Senior Interest with more than one Mortgagor or with an original principal balance greater than $50 million, are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

61. With respect to each Senior Interest with a related Whole Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Senior Interest and related Whole Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each related Whole Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms; provided, however, that if the TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related Mortgagor is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Asset, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

62. Each Whole Loan related to a Senior Interest requires the Mortgagor to be a Single Purpose Entity for at least as long as such Whole Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each related Whole Loan with a Purchase Date principal balance in excess of $5 million provide that the Mortgagor is a Single Purpose Entity, and each related Whole Loan with a Purchase Date principal balance of $50 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For purposes of this Schedule 1(b), a “Single Purpose Entity” means an entity, other than an individual, whose organizational documents (or if such Whole Loan has a Purchase Date principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the related Whole Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Whole Loan that is cross-collateralized and cross-defaulted with the related Whole Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

63. Each Whole Loan related to a Senior Interest (other than any such Whole Loan that bears interest at a floating rate) bears interest at a rate that remains fixed throughout the remaining term of such Whole Loan, except in the case of ARD loans and situations where default interest is imposed. With respect to each Whole Loan related to a Senior Interest that bears interest at a floating rate, such Whole Loan bears interest at a floating rate of interest that is based on LIBOR or SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate). If such related Whole Loan bears interest at a floating rate of interest that is based on LIBOR plus a margin, the related Purchased Asset Documents include LIBOR replacement language substantially consistent with the “hardwired approach” fallback language recommended by the Alternative Reference Rates Committee for new origination LIBOR bilateral business loans.

64. The origination practices of Seller (or the related originator if Seller was not the originator), with respect to each Whole Loan related to a Senior Interest, complied, at the time of origination, in all material respects with the terms, conditions and requirements of, as appropriate, all of Seller’s or such party’s origination, due diligence standards and/or practices for similar commercial and multifamily mortgage loans, as applicable, and, in each such case, otherwise complied with all applicable laws and regulations.

65. Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the Whole Loan related to such Senior Interest.

66. Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) and all owners that hold a (a) in the case of owners domiciled in the United States, 20% or greater and (b) in the case of owners domiciled outside of the United States, 10% or greater, direct ownership share (i.e., the “Major Sponsors”). Based solely on the searches performed by Seller in connection with the Whole Loan related to such Senior Interest, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

67. With respect to each Senior Interest with a related Whole Loan secured by retail, office or industrial properties, Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll. With respect to each related Whole Loan predominantly secured by a retail, office or industrial property leased to a single tenant, Seller reviewed such estoppel obtained from such tenant no earlier than ninety (90) days prior to the origination date of the related Whole Loan, and each such estoppel indicated (x) the related lease is in full force and effect and (y) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each related Whole Loan predominantly secured by a retail, office or industrial property, Seller has received lease estoppels executed within ninety (90) days of the origination date of the related Whole Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Whole Loan that is represented on the rent roll. To Seller’s knowledge, each rent roll indicated that (x) each lease is in full force and effect and (y) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with cotenancy provisions.

68. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Whole Loan related to such Senior Interest.

69. Except as included in the Underwriting Package, no default or event of default has occurred under any agreement pertaining to any lien relating to the Mortgaged Property ranking junior to, pari passu with or senior to the Mortgage securing the Whole Loan relating to such Senior Interest, and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien.

70. To Seller’s Knowledge, the representations and warranties made by the Mortgagor in the Purchased Asset Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and to Seller’s Knowledge there has been no adverse change with respect to the Mortgagor, the Whole Loan related to such Senior Interest or the related Mortgaged Property that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

71. The Senior Interest has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Servicing File:” A copy of the Underwriting Package and documents and records not otherwise required to be contained in the Underwriting Package that (i) relate to the origination and/or servicing and administration of the Whole Loans related to Senior Interests, (ii) are reasonably necessary for the ongoing administration and/or servicing of the related Whole Loans or for evidencing or enforcing any of the rights of the holder of the related Whole Loans or holders of interests therein and (iii) are in the possession or under the control of Seller, provided that Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

Schedule 1(c)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF MEZZANINE LOANS

Seller represents and warrants to Buyer, with respect to each Purchased Asset which is a Mezzanine Loan, that except as specifically disclosed to Buyer in an Approved Representation Exception for such Purchased Asset, as of the related Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1(c) shall be true and correct in all material respects. For purposes of this Schedule 1(c) and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset which is a Mezzanine Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset or has repurchased such Purchased Asset in accordance with the terms of the Agreement.

1. The Mezzanine Loan is a performing mezzanine loan secured by a pledge of all of the Capital Stock of a Mortgagor that owns income producing commercial real estate or multifamily property, and the underlying Whole Loan is a performing Whole Loan secured by a first priority security interest in a commercial or multifamily property. All documents comprising the Servicing File will be or have been delivered or made accessible (which includes Seller granting Buyer access to Servicer’s data portal) to Buyer with respect to each Mezzanine Loan by the deadlines set forth in the Agreement.

2. Such Mezzanine Loan, and the underlying Whole Loan, each complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan and underlying Whole Loan, as applicable.

3. Immediately prior to the sale, transfer and assignment to Buyer thereof, no Mezzanine Loan or Mezzanine Note was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good and marketable title to and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan, except to the extent otherwise permitted in this Agreement (including Permitted Liens) and Title Exceptions. Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the related Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer, all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest. There are no participation agreements affecting such Mezzanine Loan. Seller has full right and authority to sell, assign and transfer each Mezzanine Loan to Buyer.

4. No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any other Person in connection with the origination of such Mezzanine Loan.

5. At the time of origination of such Mezzanine Loan, the origination, due diligence and underwriting performed by or on behalf of Seller in connection with such Mezzanine Loan complied in all material respects with the terms, conditions and requirements of Seller’s origination, due diligence, underwriting procedures, guidelines and standards for similar commercial and multifamily loans.

6. Except as included in the Underwriting Package or the Purchased Asset Documents delivered to Buyer or Custodian prior to the Purchase Date, Seller is not a party to any document, instrument or agreement, and there is no document, instrument or agreement that by its terms modifies or materially affects the rights and obligations of any holder of such Mezzanine Loan or underlying Whole Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument, agreement or other Purchased Asset Document and no such change or waiver exists, except for documents executed after the related Purchase Date that either (i) do not constitute Material Modifications, or (ii) constitute Material Modifications that were approved in writing by Buyer in accordance with this Agreement.

7. Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully disbursed as of the Purchase Date therefor pursuant to the terms of the related Purchased Asset Documents and, except for amounts held in escrow or reserve accounts, there is no requirement for any future advances thereunder.

8. Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

9. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the Purchased Asset Documents, and assuming that Buyer and any other transferees comply with customary restrictions in the Purchased Asset Documents limiting assignees to “Qualified Transferees”, “Institutional Lender/Owners”, “Qualified Institutional Lenders” or similar transfer restriction provisions in the Purchased Asset Documents, the related Purchased Asset Documents contain no provision limiting the right or ability of any holder thereof to assign, transfer and convey all or any portion of such Mezzanine Loan to any other Person, and no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists (excluding, for the avoidance of doubt, any customary “prohibited transferee” list specified in the Purchased Asset Documents) to any such transfer or exercise of rights or remedies.

10. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.

11. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated under the Purchased Asset Documents which could be reasonably expected to have a material adverse effect on such Mezzanine Loan.

12. Seller has not advanced funds, or, to Seller’s Knowledge, received any advance of funds from a party other than the borrower under the Mezzanine Loan (the “Mezzanine Borrower”) relating to such Mezzanine Loan or the related Mezzanine Note, directly or indirectly, for the payment of any amount required by such Mezzanine Loan or Mezzanine Note. With respect to each underlying Whole Loan, Seller has not advanced funds, or, to Seller’s Knowledge, received any advance of funds from a party other than the other than the Mortgagor relating to such Whole Loan or related Mortgage Note, directly or indirectly, for the payment of any amount required by such Whole Loan or related Mortgage Note.

13. Each Mortgage Note relating to a Mezzanine Loan, related Mortgage, assignment of leases (if a document separate from the Mortgage), guaranty and other agreement executed by the related Mortgagor, guarantor or other obligor in connection with such underlying Whole Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) that certain provisions contained in such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Purchased Asset Documents invalid as a whole or materially interfere with the mortgagee’s practical realization of the principal rights and benefits afforded thereby and/or security provided thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). With respect to any underlying Mortgaged Property that has tenants, there exists as either part of the related Mortgage or as a separate document, an assignment of leases.

14. Except as set forth in paragraphs (13) and (16), with respect to the underlying Whole Loan, there is no valid offset, defense, counterclaim, abatement or right of rescission available to the related Mortgagor with respect to any Mortgage Note related to a Mezzanine Loan, related Mortgage or other agreements executed in connection therewith, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the related Mortgage that would deny the mortgagee the principal benefits intended to be provided by the related Mortgage Note, Mortgage or other Purchased Asset Documents except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

15. Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original endorsement thereof, executed by Seller in blank.

16. With respect to the underlying Whole Loan, each related assignment of Mortgage and assignment of assignment of leases (if applicable) from Seller in blank constitutes a legal, valid and binding assignment from Seller (assuming the insertion of Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases evidences a first-priority lien, and each is freely assignable without the consent of the related Mortgagor. Each underlying Mortgaged Property (subject to Title Exceptions) is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Liens and the Title Exceptions), and no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for, or insured against by a lender’s title insurance policy.

17. The underlying Whole Loan is secured by one or more Mortgages and each such Mortgage is a valid and enforceable first lien on the related underlying Mortgaged Property subject only to the exceptions set forth in paragraphs (13) and (16) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (21) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property, (e) the right of tenants (whether underground leases, space leases or operating leases) pertaining to the related underlying Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such underlying Whole Loan is cross-collateralized with any other underlying Whole Loan, the lien of the Mortgage for such other underlying Whole Loan, none of which, individually or in the aggregate, materially and adversely interferes with the value, current use or operation of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the underlying Whole Loan when they become due or materially and adversely affects the value of the underlying Mortgaged Property. Each title policy contains no exclusion for, or affirmatively insures (except for any underlying Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the area shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the underlying Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. There are no underlying Whole Loans that are senior or pari passu with respect to the related underlying Mortgaged Property or such underlying Whole Loan. The Mortgagor has good and marketable title to the underlying Mortgaged Property, no claims under the title policies insuring the Mortgagor’s title to the underlying Mortgaged Properties have been made, and the Mortgagor has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the underlying Mortgaged Property.

18. UCC financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in the appropriate public filing and/or recording offices necessary to perfect a valid security interest in all items of personal property in which a security interest may be perfected under the UCC, located on the underlying Mortgaged Property that are owned by the related Mortgagor and either (i) are reasonably necessary to operate the underlying Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related underlying Whole Loan) material to the value of the underlying Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such underlying Whole Loan or any other personal property leases applicable to such personal property) to the extent perfection may be effected pursuant to applicable law by recording or filing of UCC financing statements, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related underlying Whole Loan establish and create a valid and enforceable lien and priority security interest on the items of personalty described above, which security interest is senior to all other creditors of the Mortgagor, other than with respect to Permitted Liens, except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

19. All real estate taxes and governmental assessments, and other outstanding governmental charges (including, without limitation, water and sewage charges) or installments thereof, which would be a lien on any related underlying Mortgaged Property and that have become delinquent in respect of such underlying Mortgaged Property have been paid, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

20. Except as may be set forth in the property condition reports delivered to Buyer with respect to the underlying Mortgaged Properties, to Seller’s Knowledge, each related underlying Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination or which are then-currently being maintained) that would affect materially and adversely the value of such underlying Mortgaged Property as security for the related underlying Whole Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such underlying Mortgaged Property.

Except as disclosed to Buyer in writing, an engineering report was prepared in connection with the origination of each underlying Whole Loan no more than twelve months prior to the Purchase Date, which states that all building systems for the improvements of each related underlying Mortgaged Property are in good working order, and further indicates that each related underlying Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the underlying Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per underlying Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by Seller (or the originator of such underlying Whole Loan, if applicable) with respect to similar loans it holds for its own account have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. To Seller’s Knowledge, there are no material issues with the physical condition of the underlying Mortgaged Property that would have a material adverse effect on the use, operation or value of the underlying Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

21. With respect to each related underlying Whole Loan, the lien of each related Mortgage as a first priority lien in the original principal amount of such underlying Whole Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgagee, its successors and assigns, subject only to Permitted Liens and the Title Exceptions; the Mortgagee or its successors or assigns is the sole named insured of such policy; such policy is assignable without consent of the insurer and Seller and will inure to the benefit of the Mortgagee of record; such title policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and no circumstance exists which would impair or diminish the coverage of such policy. Such policy contains no material exclusions for, or affirmatively insures (except for any underlying Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon.

22. Insurance coverage is being maintained with respect to the underlying Mortgaged Property in compliance in all material respects with the requirements under each related Mortgage, which insurance covered such risks as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property in the jurisdiction in which such underlying Mortgaged Property is located, and (A) with respect to a “special cause of loss form” or “all risk form” insurance policy that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (the “Insurance Rating Requirements”), is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the full insurable value on a replacement cost basis of improvements, furniture, furnishings, fixtures and equipment located on such underlying Mortgaged Property (with no deduction for physical depreciation) or (ii) the outstanding principal balance of the underlying Whole Loan, and in any event, not less than the amount necessary, or containing such endorsements as are necessary, to prevent operation of any co-insurance provisions; and, except if such underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to twelve (12) months of operations of the related underlying Mortgaged Property (or with respect to each underlying Whole Loan with a principal balance of $50 million or more, 18 months); (B) for an underlying Whole Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (C) covers the actual loss sustained during restoration, all of which is in full force and effect with respect to each related underlying Mortgaged Property; all premiums due and payable have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Purchased Asset Documents and/or any underlying Whole Loan related to the underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related underlying Mortgaged Property, with respect to all property losses in excess of 5% of the principal amount of the related underlying Whole Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses or (ii) the reduction of the outstanding principal balance of the underlying Whole Loan together with any accrued interest thereon, subject in either case to requirements with respect to leases at the related underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The underlying Mortgaged Property is covered, and required to be covered pursuant to the related Purchased Asset Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the underlying Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a

475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such underlying Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 150% of the PML. If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the underlying Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related underlying Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The insurance policies contain a standard mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without at least thirty (30) days prior written notice to the Mortgagee (or, with respect to non-payment, ten (10) days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage related to a Mezzanine Loan and each Mezzanine Loan requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

23. Except by written instruments included in the Underwriting Package, Seller has not waived any material default, breach, violation or event of acceleration under such Mezzanine Loan or Mezzanine Note (or underlying Purchased Asset Documents) and pursuant to the terms of the related Purchased Asset Documents, and no Person or party other than the holder of such Mezzanine Loan or Mezzanine Note or underlying Whole Loan or Mortgage Note (or its servicer) may declare any event of default or accelerate the related indebtedness under either of such Mezzanine Loan or Mezzanine Note or the underlying Purchased Asset Documents.

24. Such Mezzanine Loan and underlying Whole Loan are not, and since their origination, have not been thirty (30) days or more past due. To Seller’s Knowledge, there is no (i) monetary default, breach or violation with respect to such Mezzanine Loan and underlying Whole Loan or any other obligation of the Mezzanine Borrower under the Mezzanine Loan and underlying Whole Loan, (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan and underlying Whole Loan or any other obligation of the Mezzanine Borrower or Mortgagor or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

25. Each Mortgage related to the underlying Whole Loan does not provide for or permit, without the prior written consent of the holder of the Mortgage Note related to such Mezzanine Loan, the related underlying Mortgaged Property to secure any other promissory note or obligation except as expressly described in the following sentence. The related underlying Mortgaged Property is not encumbered, and none of the related underlying Purchased Asset Documents permits the related underlying Mortgaged Property to be encumbered subsequent to the related Purchase Date without the prior written consent of the holder of such underlying Whole Loan, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Permitted Liens, Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Purchase Date of the related underlying Whole Loan).

26. To the extent such underlying Whole Loan is identified in writing by Seller to Buyer as being REMIC eligible, such underlying Whole Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3)of the Code (without regard to Treasury Regulations Sections 1.860G-2(a)(3) or 1.860G-2(f)(2)), is directly secured by a Mortgage on a commercial property or a multifamily residential property, and (A) the issue price of the underlying Whole Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the underlying Whole Loan and (B) either (1) substantially all of the proceeds of such underlying Whole Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such underlying Whole Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such underlying Mortgage Loan was at least equal to eighty percent (80%) of the principal amount of the underlying Whole Loan (a) as of the Testing Date, or (b) as of the related Purchase Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the underlying Whole Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the underlying Whole Loan, and (2) the “Testing Date” shall be the date on which the referenced underlying Whole Loan was originated unless (a) such underlying Whole Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such underlying Whole Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such “significant modification” did not occur at a time when such underlying Whole Loan was in default or when default with respect to such underlying Whole Loan was reasonably foreseeable. However, if the referenced underlying Whole Loan has been subjected to a “significant modification” after the date of its origination and at a time when such underlying Whole Loan was not in default or when default with respect to such underlying Whole Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.

27. Except as set forth in the ESA (as defined herein), to Seller’s Knowledge, there is no material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property and there is no material violation of any applicable Environmental Law with respect to the underlying Mortgaged Property. Neither Seller nor, to Seller’s Knowledge, the Mortgagor has taken any actions which would cause the underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws. The underlying Purchased Asset Documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the underlying Mortgaged Property, except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the underlying Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the underlying Mortgaged Property or in a material adverse effect on the value, use or operations of the underlying Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain underlying Whole Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such underlying Whole Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the underlying Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related underlying Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch in an amount equal to or not less than 100% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure such circumstance or condition; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and Seller has reasonably estimated that the responsible party has financial resources adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. The ESA will be part of the Servicing File; and except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the underlying Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) to Seller’s Knowledge, need for further investigation.

In the case of each underlying Whole Loan that is the subject of an environmental insurance policy, issued by the issuer thereof (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (i) the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (ii)(a) a property condition or engineering report was prepared, if the related underlying Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related underlying Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related underlying Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the underlying Whole Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by Seller, for the remediation of the problem, and/or (B) agreed in the underlying Purchased Asset Documents to establish an operations and maintenance plan after the closing of the underlying Whole Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no Knowledge of any material and adverse environmental condition or circumstance affecting the underlying Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the underlying Whole Loan.

28. With respect to each related underlying Whole Loan, each related Mortgage, assignment of leases, or one or more of the other Purchased Asset Documents, contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

29. Neither the underlying Mortgaged Property (other than any tenants of a multi-tenant underlying Mortgaged Property), nor any portion thereof, is the subject of, and no Mezzanine Borrower, Mortgagor under any underlying Whole Loan, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

30. The underlying Whole Loan is a Whole Loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related underlying Mortgaged Property or provide for negative amortization (except that an ARD loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the anticipated repayment date). No Mortgagor has issued preferred equity with debt-like characteristics.

31. With respect to each underlying Whole Loan, subject to specific exceptions set forth below and to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related underlying Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such underlying Whole Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than (i) by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower, (ii) transfers to certain affiliates as defined in the related Purchased Asset Documents, (iii) transfers of less than a controlling interest (as such term is defined in the related Purchased Asset Documents) in a mortgagor, (iv) issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to underlying Whole Loans which are cross-collateralized or cross-defaulted with other underlying Whole Loans or (v) transfers of a similar nature to the foregoing meeting the requirements of the underlying Whole Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (34) below), or (b) the related underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a lien or security interest against the related underlying Mortgaged Property, other than (i) any existing permitted additional debt, (ii) any purchase money security interests, or (iii) Permitted Liens or Title Exceptions. The Purchased Asset Documents require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval, including any Rating Agency fees incurred in connection with the review of and consent to any transfer or encumbrance. The Purchased Asset Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the Mezzanine Borrower voluntarily transfers or encumbers all or any portion of any related collateral pledged in respect of such Mezzanine Loan, or (ii) any direct or indirect interest in the Mezzanine Borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related Purchased Asset Documents.

32. Except as set forth in the related Purchased Asset Documents delivered to Buyer, the terms of the related Purchased Asset Documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the Mortgage relating to such Mezzanine Loan or the use, value or operation of such underlying Mortgaged Property and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the due diligence file related to the applicable underlying Whole Loan was delivered to Buyer or its designee and neither borrower nor guarantor has been released from its obligations under the underlying Whole Loan. Pursuant to the terms of the Purchased Asset Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the underlying Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material action may be taken by the underlying Property Owner with respect to the underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the underlying Mortgagor as it relates to the underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the underlying Mortgagor incurring any additional indebtedness.

33. Each related underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate or the related servicer during the six (6) month period prior to the related origination date and within twelve (12) months of the Purchase Date.

34. Except as set forth in the Purchased Asset Documents delivered to Buyer, since origination, no material portion of any related underlying Mortgaged Property has been released from the lien of the Mortgage related to such Mezzanine Loan in any manner which materially and adversely affects the value of the underlying Whole Loan or the Purchased Asset or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to underlying Whole Loans (a) which permit defeasance by means of substituting for the underlying Mortgaged Property (or, in the case of an underlying Whole Loan secured by multiple underlying Mortgaged Properties, one or more of such underlying Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the underlying Whole Loan (or portions thereof) in accordance with its terms, (b) where a release of the portion of the underlying Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the underlying Whole Loan, (c) where a partial release is conditional upon the satisfaction of certain underwriting and legal (including REMIC, if applicable) requirements and the payment of a release price not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the underlying Mortgaged Property, (d) which permit the related Mortgagor to substitute a replacement property in compliance with certain underwriting and legal requirements (including REMIC Provisions, if applicable) or (e) which permit the release(s) of unimproved out-parcels or other portions of the underlying Mortgaged Property that will not have a material adverse effect on the underwritten value of the security for the underlying Whole Loan or that were not allocated any value in the appraisal obtained at the origination of the underlying Whole Loan and are not necessary for physical access to the underlying Mortgaged Property or compliance with zoning requirements, the terms of the related Mortgage do not provide for release of any portion of the underlying Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

With respect to any partial release, either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject underlying Whole Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject underlying Whole Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Purchased Asset Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any underlying Whole Loan originated after December 6, 2010, if the fair market value of the real property constituting such underlying Mortgaged Property after the release is not equal to at least 80% of the principal balance of the underlying Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any underlying Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such underlying Whole Loan was originated after December 6, 2010, in the event of a taking of any portion of an underlying Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the underlying Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the underlying Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the underlying Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining underlying Mortgaged Property is not equal to at least 80% of the remaining principal balance of the underlying Whole Loan.

With respect to any underlying Whole Loan identified in writing by Seller to Buyer as being REMIC eligible, and if such underlying Whole Loan was originated after December 6, 2010, no such underlying Whole Loan that is secured by more than one underlying Mortgaged Property or that is cross-collateralized with another underlying Whole Loan permits the release of cross-collateralization of the related underlying Mortgaged Properties, other than in compliance with the REMIC Provisions.

35. To Seller’s Knowledge, based upon any of a letter from any Governmental Authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial, multifamily and manufactured housing community mortgage loans, there are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the underlying Mortgaged Property or the use, operation and occupancy thereof other than those which (i) are insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, (ii) are adequately reserved for in accordance with the Purchased Asset Documents or (iii) would not have a material adverse effect on the value, operation or net operating income of the underlying Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such underlying Mortgaged Property. In the event of casualty or destruction, (a) the underlying Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the underlying Mortgaged Property in amounts customarily required by prudent commercial mortgage lenders that provides coverage for additional costs to rebuild and/or repair the property to current zoning regulations, or (c) the inability to restore the underlying Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use, operation or value of such underlying Mortgaged Property. The Purchased Asset Documents require the underlying Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws and ordinances.

36. To Seller’s Knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s

Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of the related Whole Loan, none of the material improvements which were included for the purposes of determining the appraised value of any related underlying Mortgaged Property lies outside of the boundaries and building restriction lines of such property (except underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse effect on the value of the underlying Mortgaged Property or the related Mortgagor’s use and operation of such underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

37. To Seller’s Knowledge based on certified copies of the organizational documents of the related Mezzanine Borrower delivered by the Mezzanine Borrower in connection with the origination of such Mezzanine Loan, the related Mezzanine Borrower has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mezzanine Borrower under its organizational documents is to own, finance, sell or otherwise manage the ownership of the related Mortgagor and to engage in any and all activities related or incidental thereto, and the ownership of the related Mortgagor constitutes the sole asset of the Mezzanine Borrower. The Mezzanine Borrower has covenanted in its respective organizational documents and/or the underlying Purchased Asset Documents to own no significant asset other than the related Mortgagor and underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person. The related Mortgagor has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the related Mortgagor under its organizational documents is to own, finance, sell or otherwise manage the underlying Mortgaged Properties and to engage in any and all activities related or incidental thereto, and the underlying Mortgaged Properties constitute the sole assets of the related Mortgagor. The related Mortgagor has covenanted in its respective organizational documents and/or the underlying Purchased Asset Documents to own no significant asset other than the related underlying Mortgaged Properties, and assets incidental to its respective ownership and operation of such underlying Mortgaged Properties, and to hold itself out as being a legal entity, separate and apart from any other Person.

38. To Seller’s Knowledge, there are no pending, filed or threatened actions, suits or proceedings, governmental investigations or arbitrations of which Seller has received notice, against the Mezzanine Borrower, Mortgagor, guarantor or the related underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (a) title to the underlying Mortgaged Property, (b) the validity or enforceability of any Mortgage securing the underlying Whole Loan, (c) such Mortgagor’s ability to pay principal, interest or any other amounts due under such underlying Whole Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the underlying Purchased Asset Documents, (f) the current ability of the underlying Mortgaged Property to generate net cash flow sufficient to service such underlying Whole Loan, (g) the use, operation or value of the underlying Mortgaged Property, (h) the current principal use of the underlying Mortgaged Property or (i) the Mezzanine Borrower.

39. With respect to each related underlying Whole Loan, if the related Mortgage is a deed of trust, as of the date of origination and, currently, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related underlying Mortgaged Property or related security for such Whole Loan, no fees are payable to such trustee except for de minimis fees paid.

40. The Mezzanine Loan and related underlying Whole Loan and all interest thereon (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

41. The underlying Whole Loan is not cross-collateralized or cross-defaulted with any other Indebtedness that is not also an underlying Whole Loan with respect to the related Mezzanine Loan that is a Purchased Asset.

42. The improvements located on the underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

43. All escrow deposits and payments required pursuant to the Mezzanine Loan and underlying Whole Loan (including capital improvements and environmental remediation reserves) to be deposited with Seller in accordance with the Purchased Asset Documents have been so deposited, are in the possession, or under the control, of Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits that are required to be escrowed with Seller under the related Purchased Asset Documents are being conveyed by Seller to Buyer, or its servicer and identified as such with appropriate detail. Any and all requirements under the underlying Whole Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Purchase Date, have been complied with in all material respects or the funds so escrowed have not been released. No other escrow amounts have been released except in accordance with the terms and conditions of the related Purchased Asset Documents.

44. With respect to each related underlying Whole Loan, the related Mortgagor, or the related lessee, franchisor or operator was in possession of all material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals then required for the use and operation of the related underlying Mortgaged Property by the related

Mortgagor, other than any licenses, permits and authorizations the failure to possess of which would not have a material adverse effect on the use or value of the underlying Mortgaged Property. The underlying Purchased Asset Documents require the borrower to maintain all such material licenses, permits, franchises, certificates of occupancy, consents and authorizations and approvals. The underlying Purchased Asset Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related underlying Mortgaged Property is located.

45. With respect to the Mezzanine Loan and related Whole Loan, the origination (or acquisition, as the case may be), servicing and collection practices used with respect to such Mezzanine Loan and related underlying Whole Loan have been in all respects legal and have met customary industry standards for servicing of mezzanine loans and commercial mortgage loans.

46. With respect to each related underlying Whole Loan, except for Mortgagors under underlying Whole Loans secured in whole or in part by a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related underlying Mortgaged Property.

47. The Purchased Asset Documents for such underlying Whole Loan provide that such underlying Whole Loan is non-recourse to the related Mortgagor except that the underlying Whole Loan becomes full recourse to the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related underlying Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the underlying Mortgaged Property or equity interests in Mortgagor made in violation of the Purchased Asset Documents. Furthermore, the Purchased Asset Documents for each underlying Whole Loan provide for recourse against the Mortgagor and/or guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related underlying Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) any Mortgagor’s misappropriation of rents (following an event of default), security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or willful material misrepresentation; (iii) willful misconduct, fraud or misrepresentation by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Purchased Asset Documents; or (v) commission of material physical waste at the underlying Mortgaged Property.

48. Subject to the exceptions set forth in paragraph (13) and upon possession of the underlying Mortgaged Property as required under applicable state law, any assignment of leases set forth in the Mortgage related to such Mezzanine Loan or separate from the related Mortgage and related to and delivered in connection with each underlying Whole Loan establishes and creates a valid, first priority and enforceable collateral assignment of, or a valid first priority and enforceable lien and security interest in, the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage or related assignment of leases, subject to applicable law and to bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), provides that, upon an event of default under such underlying Whole Loan, the beneficiary thereof is permitted to seek the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

49. With respect to each related underlying Whole Loan, any prepayment premium and yield maintenance charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

50. If any related underlying Whole Loan contains a provision for any defeasance of mortgage collateral, such underlying Whole Loan permits defeasance (1) no earlier than two years after any securitization of the underlying Whole Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the related Mortgage Note when due. If the underlying Whole Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released and the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption. If the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the underlying Whole Loan secured by defeasance collateral is required to be assumed by a Single Purpose Entity. No related underlying Whole Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if the Mortgage related to any such underlying Whole Loan contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral. The related underlying Purchased Asset Documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the underlying Purchased Asset Documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related underlying Whole Loan for the remainder of its term, (b) an opinion of counsel that the defeasance will not cause any holder to lose its status as a REMIC, and (c) assurances from each applicable Rating Agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related underlying Whole Loan.

51. To the extent required under applicable law as necessary for the enforceability or collectability of the underlying Whole Loan, each holder of the related Mortgage Note was authorized to do business in the jurisdiction in which the related underlying Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such underlying Whole Loan.

52. Neither the holder of the Mezzanine Loan (the “Mezzanine Lender”) nor any affiliate thereof has any obligation to make any capital contributions to the Mezzanine Borrower under the Mezzanine Loan or to the Mortgagor under the underlying Whole Loan. Except in accordance with the related Purchased Asset Documents, neither the Mezzanine Lender nor any affiliate thereof has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower under the Mezzanine Loan or to the Mortgagor under the underlying Whole Loan or any other person under or in connection with the Mezzanine Loan or the underlying Whole Loan.

53. With respect to each related underlying Whole Loan, each related underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted or applied to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

54. An Appraisal of the related underlying Mortgaged Property was conducted in connection with the origination of the underlying Whole Loan; with an appraisal date within 6 months of the underlying Whole Loan origination date and within 12 months of the Purchase Date. The Appraisal is signed by an appraiser who had no interest, direct or indirect, in the underlying Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the underlying Whole Loan. Such Appraisal satisfied in all material respects the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, as in effect on the date such underlying Whole Loan was originated.

55. With respect to each related underlying Whole Loan, the related Purchased Asset Documents require the Mezzanine Borrower to provide the Mezzanine Lender with certain financial information at the times required under such Purchased Asset Documents.

56. Each underlying Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the underlying Mortgaged Property.

57. With respect to each related underlying Whole Loan that is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interests in such underlying Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants the following with respect to the related Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction, and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the Mortgage related to such Mezzanine Loan or, if consent of the lessor thereunder is required, it has been obtained prior to the related Purchase Date. The Ground Lease does not restrict the use of the related underlying Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Underwriting Package.

(ii) Upon the foreclosure of the underlying Whole Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder and in the event it is so assigned, it is further assignable by the holder of the underlying Whole Loan and its successors and assigns without the consent of the lessor.

(iii) Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee.

(iv) Seller has not received any written notice of default under or notice of termination of such Ground Lease. Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and no condition which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(v) The Ground Lease, estoppel or other ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The Ground Lease, estoppel or other ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease, estoppel or other ancillary agreement and requires that the ground lessor will supply an estoppel.

(vi) The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only Permitted Liens and the Title Exceptions and the related fee interest of the ground lessor or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the underlying Mortgaged Property is subject.

(vii) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

(viii) Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than twenty (20) years beyond the stated maturity date of the underlying Whole Loan.

(ix) Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related underlying Mortgaged Property to the outstanding principal balance of such underlying Whole Loan).

(x) Under the terms of the Ground Lease (or an estoppel or ancillary agreement between the lessor and the lessee) and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related underlying Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the underlying Whole Loan, together with any accrued interest

(xi) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

(xii) The ground lessor under such Ground Lease is required to enter into a new lease with Seller upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

(xiii) The ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

58. The Purchased Asset Documents for each underlying Whole Loan that is secured by a hospitality property operated pursuant to a franchise agreement include an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Mortgagee against such franchisor, either directly or as an assignee of the originator. The Mortgage related to such Mezzanine Loan or related security agreement for each underlying Whole Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

59. It being understood that B notes secured by the same Mortgage as an underlying Whole Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related underlying Mortgaged Property (other than Permitted Liens, Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing). Except as specifically disclosed to Buyer in an Approved Representation Exception, there is no mezzanine debt related to the underlying Mortgaged Property other than the Mezzanine Loan.

60. With respect to each underlying Whole Loan, each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) and annual rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements, with respect to each underlying Whole Loan with more than one Mortgagor or with an original principal balance greater than $50 million, are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the underlying Mortgaged Properties on a combined basis.

61. With respect to each underlying Whole Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other underlying Whole Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each underlying Whole Loan, the related Purchased Asset Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms; provided, however, that if the TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related Mortgagor is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Purchased

Asset Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Asset, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

62. Each underlying Whole Loan requires the Mortgagor to be a Single Purpose Entity for at least as long as the underlying Whole Loan is outstanding. Both the Purchased Asset Documents and the organizational documents of the Mortgagor with respect to each underlying Whole Loan with a Purchase Date principal balance in excess of $5 million provide that the Mortgagor is a Single Purpose Entity, and each underlying Whole Loan with a Purchase Date principal balance of $50 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For purposes of this Schedule 1(c), a “Single Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the underlying Whole Loan has a Purchase Date principal balance equal to $5 million or less, its organizational documents or the related Purchased Asset Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the underlying Mortgaged Properties securing the underlying Whole Loans and prohibit it from engaging in any business unrelated to such underlying Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Purchased Asset Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such underlying Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for an underlying Whole Loan that is cross-collateralized and cross-defaulted with the related underlying Whole Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

63. The Mezzanine Loan bears interest at a rate that remains fixed throughout the remaining term of such Mezzanine Loan, except in the case of ARD loans and situations where default interest is imposed. With respect to each Mezzanine Loan that bears interest at a floating rate, such Mezzanine Loan bears interest at a floating rate of interest that is based on LIBOR or SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate). If such Mezzanine Loan bears interest at a floating rate of interest that is based on LIBOR plus a margin, the related Purchased Asset Documents include LIBOR replacement language substantially consistent with the “hardwired approach” fallback language recommended by the Alternative Reference Rates Committee for new origination LIBOR bilateral business loans.

64. The origination practices of Seller (or the related originator if Seller was not the originator), with respect to the Mezzanine Loan and each underlying Whole Loan, complied, at the time of origination, in all material respects with the terms, conditions and requirements of, as appropriate, all of Seller’s or such party’s origination, due diligence standards and/or practices for similar mezzanine and commercial and multifamily mortgage loans, as applicable, and, in each such case, otherwise complied with all applicable laws and regulations.

65. Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related underlying Whole Loan.

66. Seller has obtained an organizational chart or other description of each Mezzanine Borrower and related Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) and all owners that hold a (a) in the case of owners domiciled in the United States, 20% or greater and (b) in the case of owners domiciled outside of the United States, 10% or greater, direct ownership share (i.e., the “Major Sponsors”). Based solely on the searches performed by Seller in connection with the related Mezzanine Loan and the related underlying Whole Loan, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

67. With respect to each underlying Whole Loan secured by retail, office or industrial properties, Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll. With respect to each underlying Whole Loan predominantly secured by a retail, office or industrial property leased to a single tenant, Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related underlying Whole Loan, and each such estoppel indicated (x) the related lease is in full force and effect and (y) there exists no default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each underlying Whole Loan predominantly secured by a retail, office or industrial property, Seller has received lease estoppels executed within 90 days of the origination date of the related underlying Whole Loan that collectively account for at least 65% of the in-place base rent for the underlying Mortgaged Property or set of cross-collateralized properties that secure an underlying Whole Loan that is represented on the rent roll. To Seller’s Knowledge, each rent roll indicated that (x) each lease is in full force and effect and (y) there exists no material default under any such related lease that represents 20% or more of the in-place base rent for the underlying Mortgaged Property or set of cross-collateralized properties either by the lessee thereunder or by the related Mortgagor, subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

68. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 with respect to the origination of the Mezzanine Loan and, if applicable, the underlying Whole Loan.

69. Except as included in the Underwriting Package, no default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or junior or senior to the interests of the holder of such Mezzanine Loan or with respect to any underlying Whole Loan or other indebtedness in respect of the related underlying Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.

70. To Seller’s Knowledge, the representations and warranties made by the Mezzanine Borrower in the Purchased Asset Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and to Seller’s Knowledge there has been no adverse change with respect to the Mezzanine Borrower that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

71. The collateral pledged in respect of such Mezzanine Loan is secured by a pledge of equity ownership interests in the related borrower under the underlying Whole Loan that is senior to the Mezzanine Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as the Mezzanine Lender.

72. Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy, and the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) inures to the benefit of Buyer without the consent of or notice to the insurer. To the extent Seller was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected, (iv) is a first priority Lien, and (v) has been appropriately assigned to Buyer, by Seller.

“Ground Lease”: A ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the Purchase Date of the related Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Servicing File:” A copy of the Underwriting Package and documents and records not otherwise required to be contained in the Underwriting Package that (i) relate to the origination and/or servicing and administration of the Mezzanine Loan and underlying Whole Loan, (ii) are reasonably necessary for the ongoing administration and/or servicing of the

Mezzanine Loan and underlying Whole Loan or for evidencing or enforcing any of the rights of the holder of the Mezzanine Loan and underlying Whole Loan or holders of interests therein and (iii) are in the possession or under the control of Seller, provided that Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT A-1

CONFIRMATION

[                ] [    ], 20[    ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina 28202

Attention: Karen Whittlesey

Attention: Karen Berka

Attention: Michael Genay

Re: Master Repurchase and Securities Contract, dated as of September 29, 2021 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between CMTG WF Finance LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation executed and delivered by Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Asset identified in this Confirmation.

Name of Purchased Asset:	[ ]

Purchase Date:	[ ], 20[ ]

Core/Flex Purchased Asset:	[Core Purchased Asset][Flex Purchased Asset]

Class of Purchased Asset:	[Whole Loan][Senior Interest (Note)] [Senior Interest (Participation Interest)][Mezzanine Loan]

Recourse Percentage:	[ ]%

Property Type:	[ ]

Book Value:	$[ ]

Market Value:	$[ ]

Outstanding Principal Balance:	$[ ]

Seller’s Remaining Future Funding Obligations:	[N/A][$[ ]]

Purchase Price:	$[ ]

Applicable Percentage:	[ ]%

Maximum Applicable Percentage:	[ ]%

Pricing Margin:	[ ]%

Repurchase Date:	[As defined in the Agreement][ ]

Additional Mandatory Repurchase Event(s):	[N/A][ ]

Additional Terms and Conditions:	[N/A][ ]

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1. All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2. Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including, without limitation, the representations and warranties applicable to the Class of such asset set forth in Schedule 1 to the Agreement).

[SIGNATURE PAGES FOLLOW]

Seller:

CMTG WF FINANCE LLC

By:
Name:
Title:

Buyer:

Wells Fargo Bank, National Association

By:
Name:
Title:

Appendix 1 to Confirmation

[Description of any exceptions to representations and warranties to be made by Seller in this Confirmation]

EXHIBIT A-2

AMENDED AND RESTATED CONFIRMATION

[                ] [    ], 20[    ] (the “Confirmation Date”)

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina 28202

Attention: Karen Whittlesey

Attention: Karen Berka

Attention: Michael Genay

Re: Master Repurchase and Securities Contract, dated as of September 29, 2021 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between CMTG WF Finance LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is an Amended and Restated Confirmation executed and delivered by Seller and Buyer pursuant to the Agreement. Terms used but not defined herein are as defined in the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller has sold and assigned to Buyer, and Buyer has purchased from Seller, all of Seller’s right, title and interest in, to and under the Purchased Asset identified in this Confirmation (the “Purchased Asset”).

Effective as of the Confirmation Date set forth above, this Amended and Restated Confirmation amends, restates and replaces in its entirety that certain Confirmation dated as of [                ] [    ], 20[    ] relating to the Purchased Asset.

Name of Purchased Asset:	[ ]

Purchase Date:	[ ], 20[ ]

Core/Flex Purchased Asset:	[Core Purchased Asset][Flex Purchased Asset]

Class of Purchased Asset:	[Whole Loan][Senior Interest (Note)] [Senior Interest (Participation Interest)][Mezzanine Loan]

Recourse Percentage:	[ ]%

Property Type:	[ ]

Book Value:	$[ ]

Market Value:	$[ ]

Outstanding Principal Balance:	$[ ]

Seller’s Remaining Future Funding Obligations:	[N/A][$[ ]]

Purchase Price:	$[ ]

Change in Purchase Price:	$[ ]

Applicable Percentage:	[ ]%

Maximum Applicable Percentage:	[ ]%

Pricing Margin:	[ ]%

Repurchase Date:	[As defined in the Agreement][ ]

Additional Mandatory Repurchase Event(s):	[N/A][ ]

Additional Terms and Conditions:	[N/A][ ]

Seller hereby certifies as follows, on and as of the above Confirmation Date with respect to each Purchased Asset described in this Amended and Restated Confirmation:

1. All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2. Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including, without limitation, the representations and warranties applicable to the Class of such asset set forth in Schedule 1 to the Agreement).

[SIGNATURE PAGES FOLLOW]

Seller:

CMTG WF FINANCE LLC

By:
Name:
Title:

Buyer:

Wells Fargo Bank, National Association

By:
Name:
Title:

Appendix 1 to Amended and Restated Confirmation

[Description of any exceptions to representations and warranties to be made by Seller in this Amended and Restated Confirmation]

EXHIBIT B

[RESERVED]

EXHIBIT C

POWER OF ATTORNEY

Know All Men by These Presents, CMTG WF FINANCE LLC, a Delaware limited liability company (“Seller”), does hereby appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase and Securities Contract, dated as of September 29, 2021, between Buyer and Seller, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed on the date first written above.

CMTG WF FINANCE LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF                         )

                                             )

COUNTY OF                     )

On this      of                 , before me, the undersigned, a Notary Public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

(Seal)

EXHIBIT D-1

CLOSING CERTIFICATE OF

[SELLER][GUARANTOR][PLEDGOR]

[                ], 20[    ]

Reference is made to that certain Master Repurchase and Securities Contract dated as of September 29, 2021 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and between CMTG WF Finance LLC, a Delaware limited liability company (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used, but not defined herein, shall have the meaning assigned thereto in the Agreement.

Pursuant to Section 6.01(a) of the Agreement, I,                                          , hereby certify that I am the duly elected [INCLUDE TITLE] of [Seller][Guarantor][Pledgor], and I hereby further certify that:

1.

Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of [Incorporation][Formation][Limited Partnership] of [Seller][Guarantor][Pledgor] as certified by the Secretary of State of the State of [                    ] and as in full force and effect on the date hereof. No amendment or other document relating to or affecting the Certificate of [Incorporation][Formation][Limited Partnership] has been filed in the office of the Secretary of State of the State of [                    ] and no action has been taken by [Seller][Guarantor][Pledgor] or its shareholders, directors or officers in contemplation of the filing of any such amendment or other documents and no proceedings therefore have occurred, except for amendments included in the copy attached hereto.

2.

Attached hereto as Exhibit B is a true, correct and complete copy of the [by-laws][operating agreement][partnership agreement] of [Seller][Guarantor][Pledgor], as in full force and effect on the date hereof, and such [by-laws][operating agreement][partnership agreement] have not been amended, except for amendments included in the copy attached hereto.

3.

Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions duly and validly adopted [at a regular meeting] [by unanimous consent] that apply to the Agreement and the other Repurchase Documents, and such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect without modification or amendment as of the date hereof.

4.

Attached hereto as Exhibit D is a true, correct and complete copy of the Certificate of Good Standing of [Seller][Guarantor][Pledgor], issued by the Office of the Secretary of State of the State of [                    ], the jurisdiction of [incorporation][formation] of [Seller][Guarantor][Pledgor]. To the extent of my knowledge, no event has occurred which has adversely affected the standing of [Seller][Guarantor][Pledgor] as reflected in such Certificate of Good Standing, since the date of such certificate.

5.

Each of the persons listed below has been duly elected to and now holds the office of [Seller][Guarantor][Pledgor] set forth opposite his or her name and is currently serving, in such capacity, is duly authorized to execute and deliver the Agreement and the other Repurchase Documents and the signature of each such person set forth opposite his or her title is his or her true and genuine signature:

Name	Office	Signature

By:
Name:
Title:

EXHIBIT A TO CLOSING CERTIFICATE

CERTIFICATE OF [INCORPORATION][FORMATION][LIMITED PARTNERSHIP]

EXHIBIT B TO CLOSING CERTIFICATE

[BY-LAWS][OPERATING AGREEMENT][PARTNERSHIP AGREEMENT]

EXHIBIT C TO CLOSING CERTIFICATE

RESOLUTIONS

EXHIBIT D TO CLOSING CERTIFICATE

GOOD STANDING CERTIFICATE

EXHIBIT D-2

COMPLIANCE CERTIFICATE

[                ] [    ], 20[    ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, NC 28202

Attention: Karen Whittlesey

Attention: Karen Berka

Attention: Michael Genay

Re: Master Repurchase and Securities Contract dated as of September 29, 2021 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between CMTG WF Finance LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished by Claros Mortgage Trust, Inc. (“Guarantor”), acting by [                    ] in [his/her] capacity as [officer/director] (the “Officer/Director”) of Guarantor pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

GUARANTOR, ACTING BY THE OFFICER/DIRECTOR, HEREBY CERTIFIES THAT:

(a)	The Officer/Director is a duly elected Responsible Officer of Guarantor.

(b)

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

(c)

The Officer/Director has reviewed the terms of the Agreement and the Officer/Director has made, or has caused to be made under its supervision, a detailed review of the transactions and financial condition of Seller and Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

(d)

The examinations described in the preceding paragraph did not disclose, and the Officer/Director has no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

(e)

Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.08 (a) and (b) of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.08 (a) and (b) of the Agreement), which financial statements, to the best of the Officer/Director’s knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Seller and Guarantor and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

(f)	Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement for the immediately preceding fiscal quarter.

(g)

To the best of the Officer/Director’s knowledge, each of Seller and Guarantor has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and the Officer/Director has no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the above paragraphs, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which Guarantor and/or Seller, as applicable, has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of the date first set forth above.

[SIGNATURE PAGE FOLLOWS]

CLAROS MORTGAGE TRUST, INC.

By:
Name:
Title:

Exhibit 1 to Compliance Certificate:

Financial Statements

Exhibit 2 to Compliance Certificate:

Financial Covenant Compliance Calculations

EXHIBIT E

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Master Repurchase and Securities Contract dated as of September 29, 2021 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) between CMTG WF Finance LLC

(“Seller”) and Wells Fargo Bank, National Association (“Buyer”).

Wells Fargo Bank, National Association (“Assignor”) and [                    ] (“Assignee”) hereby agree as follows:

1. Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Agreement (collectively, the “Assigned Interest”).

2. Assignor:

(a) hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by Seller of any of its obligations under the Agreement.

3. Assignee:

(a) confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

(c) represents and warrants that its name set forth on Schedule I hereto is its legal name; and

(d) agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Buyer; and

4. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

5. As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Repurchase Obligations (as defined in the Agreement)) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

6. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

SCHEDULE I TO

ASSIGNMENT AND ACCEPTANCE

Assignor: Wells Fargo Bank, National Association

Assignee:

Effective Date:                     , 20[    ].

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%
Outstanding Aggregate Purchase Amount	$
Outstanding Buyer Purchase Amount	$

Assignor:

Wells Fargo Bank, National Association, as Assignor

By
Name:
Title:

Dated: , 20[ ]

Assignee:

, as

Assignee

By:
Name:
Title:

Dated: , 20[ ]

Address for Notices:

EXHIBIT F

[RESERVED]

EXHIBIT G

IRREVOCABLE REDIRECTION NOTICE

As of                     ,

Ladies and Gentlemen:

Please refer to: (a) that certain Loan Agreement dated [                ] [    ], 20[    ] by and between [                    ] (“Borrower”), as borrower, and [                ] (“Lender”), as lender; and (b) all documents securing or relating to that certain $[            ] loan made by the Lender to the Borrower on [                ] [        ], 20[        ] (the “Loan”).

You are advised as follows, effective as of the date of this letter.

Assignment of the Loan. Lender has assigned all of its right, title and interest in the Loan to CMTG WF Finance LLC (“Seller”). Seller has entered into a Master Repurchase and Securities Contract, dated as of September 29, 2021 (as the same may be amended and/or restated from time to time, the “Repurchase Agreement”), with Wells Fargo Bank, National Association (“Buyer”), having an address at One Wells Fargo Center, 301 South College Street, MAC D1053-125, 12th Floor, Charlotte, North Carolina 28202, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Buyer, subject to the terms of the Repurchase Agreement. This assignment shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.

Direction of Funds. In connection with Borrower’s obligations under the Loan, Seller hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account, for the benefit of Buyer:

Bank Name:	Wells Fargo Bank, National Association
Account Name:
Account Number:
ABA Number:

This direction shall remain in effect unless and until Buyer has notified Borrower otherwise in writing.

Modifications, Waivers, Etc. Neither Seller nor any servicer shall make or agree to any material extension, amendment, waiver, termination, rescission, cancellation, release or any other material modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, the Loan or any documents securing or relating to the Loan, without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer.

Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

Very truly yours,

CMTG WF FINANCE LLC

By:
Name:
Title:

Agreed and accepted this day of
, 20

,
a ,
as Borrower

By:
Name:
Title:

EXHIBIT H-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase and Securities Contract dated as of September 29, 2021 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase and Securities Contract”), between CMTG WF FINANCE LLC, a Delaware limited liability company, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), as a Buyer (together with its successors and assigns), and each Buyer from time to time party thereto.

Pursuant to the provisions of Section 12.06 of the Master Repurchase and Securities Contract, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Asset(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished WFBNA and Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished Seller and WFBNA with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase and Securities Contract and used herein shall have the meanings given to them in the Master Repurchase and Securities Contract.

[NAME OF BUYER]

By:
Name:
Title:

Date: , 20

EXHIBIT H-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase and Securities Contract dated as of September 29, 2021 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase and Securities Contract”), between CMTG WF FINANCE LLC, a Delaware limited liability company, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), as a Buyer (together with its successors and assigns), and each Buyer from time to time party thereto.

Pursuant to the provisions of Section 12.06 of the Master Repurchase and Securities Contract, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase and Securities Contract and used herein shall have the meanings given to them in the Master Repurchase and Securities Contract.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT H-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase and Securities Contract dated as of September 29, 2021 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase and Securities Contract”), between CMTG WF FINANCE LLC, a Delaware limited liability company, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), as a Buyer (together with its successors and assigns), and each Buyer from time to time party thereto.

Pursuant to the provisions of Section 12.06 of the Master Repurchase and Securities Contract, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Buyer, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase and Securities Contract and used herein shall have the meanings given to them in the Master Repurchase and Securities Contract.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT H-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase and Securities Contract dated as of September 29, 2021 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase and Securities Contract”), between CMTG WF FINANCE LLC, a Delaware limited liability company, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“WFBNA”), as a Buyer (together with its successors and assigns), and each Buyer from time to time party thereto.

Pursuant to the provisions of Section 12.06 of the Master Repurchase and Securities Contract, the undersigned hereby certifies that (i) it is the sole record owner of the Asset(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Asset(s), (iii) with respect to the extension of credit pursuant to this Master Repurchase and Securities Contract or any other Repurchase Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished WFBNA and Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished Seller and WFBNA with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Master Repurchase and Securities Contract and used herein shall have the meanings given to them in the Master Repurchase and Securities Contract.

[NAME OF BUYER]

By:
Name:
Title:

Date: , 20

EXHIBIT I

FORM OF RESIDUAL PLEDGE AGREEMENT

ORIGINATOR PLEDGE AND SECURITY AGREEMENT

THIS ORIGINATOR PLEDGE AND SECURITY AGREEMENT, dated as of [                    ], 20[    ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by [                    ], a [                    ], as pledgor (“Originator Pledgor”), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as pledgee (“Pledgee”).

RECITALS

WHEREAS, pursuant to that certain Master Repurchase and Securities Contract, dated as of September 29, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), among CMTG WF Finance LLC, a Delaware limited liability company (“Seller”) and Pledgee, as buyer, Pledgee may purchase the Eligible Asset(s) identified on Exhibit A hereto, including any supplements or updates thereto in connection with future Transactions or repurchases of existing Transactions, in accordance with the terms and conditions of the Repurchase Agreement, which Eligible Asset(s) were previously sold, assigned or otherwise transferred to Seller by Originator Pledgor (the “Loan(s)”);

WHEREAS, Originator Pledgor and Seller intend that the transfers of Loan(s) from Originator Pledgor to Seller be “true sales” or “true contributions” of such Loan(s); this Agreement is being entered into in the event it shall be determined that Originator Pledgor has any remaining interest in any Loan, notwithstanding such transfer, and the existence of this Agreement shall not be construed to contradict the intention of Originator Pledgor and Seller that each such transfer is a “true sale” or “true contribution”;

WHEREAS, Substantially all of the ownership interests in Seller and Originator Pledgor are indirectly owned by Guarantor;

WHEREAS, Originator Pledgor will benefit directly or indirectly from the transactions contemplated under the Repurchase Agreement and the other Repurchase Documents;

WHEREAS, Originator Pledgor has entered into this Agreement to support the obligations of Seller under the Repurchase Documents; and

WHEREAS, it is a condition to the initial funding under the Repurchase Agreement that Originator Pledgor enter into this Agreement and Pledgee is unwilling to enter into the Repurchase Agreement or the other Repurchase Documents or the transactions contemplated thereby without the benefit of this Agreement;

NOW, THEREFORE, based upon the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Pledgee to enter into the Repurchase Agreement and the other Repurchase Documents, Originator Pledgor hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions; Interpretation.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Repurchase Agreement or in the UCC.

(b) In this Agreement, unless a contrary intention appears:

(i) the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms; and

(ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

ARTICLE II

SECURITY INTEREST

Section 2.1 Pledge and Grant of Security Interest.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Repurchase Obligations whether now existing or hereafter arising or incurred, in the event it shall be determined that Originator Pledgor has any remaining interest in such property, Originator Pledgor hereby pledges all of its right, title, and interest in, to and under and grants a lien on, and security interest in, all of Originator Pledgor’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Pledged Collateral”) to Pledgee:

(i) the Loan(s), the related promissory notes and/or participation certificates evidencing such Loan(s), and all assets, rights or property related thereto (including, without limitation, servicing rights and servicing agreements relating to the Loan(s), hedging transactions relating to the Loan(s), insurance relating to the Loan(s), reserves maintained under the Loan documents, and collection and escrow accounts relating to the Loan(s));

(ii) all “general intangibles” (including “payment intangibles”), “accounts”, “chattel paper”, and “instruments” (each, as defined in the UCC) relating to or constituting any or all of the items listed in the foregoing clause (i); and

(iii) all replacements, substitutions or distributions on or proceeds, payments, income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the items listed in the foregoing clauses (i) and (ii).

(b) This Agreement shall be deemed to constitute a security agreement under the UCC. Pledgee shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York and Originator Pledgor shall have all of the rights and may exercise all of the remedies of a debtor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (i) Pledgee, at Originator Pledgor’s sole cost and expense, may cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements describing the collateral as the Pledged Collateral described in this Agreement, and naming Originator Pledgor as debtor and Pledgee as secured party (collectively, the “Filings”), (ii) Originator Pledgor shall from time to time take such further actions as may be requested by Pledgee to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Pledgee hereunder) and (iii) Originator Pledgor hereby authorizes Pledgee, at its option, to file any such Filings.

Section 2.2 Security Interest Absolute.

All rights of Pledgee, and the security interest granted hereunder, and all of the obligations of Originator Pledgor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the Repurchase Agreement or any other Repurchase Document;

(b) any change in any term of all or any of the obligations of Seller or Originator Pledgor under the Repurchase Agreement or any other Repurchase Document, or any other amendment or waiver of or any consent to any departure from any provision of the Repurchase Agreement or any other Repurchase Documents; or

(c) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Seller (other than payment in full of the Repurchase Obligations).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties.

(a) Originator Pledgor hereby represents and warrants to Pledgee that, so long as any of the Repurchase Obligations remain outstanding or any Repurchase Document is in effect and until all of the Repurchase Obligations shall have been terminated:

(i) Organization. Originator Pledgor is duly organized, validly existing and in good standing under the laws and regulations of the state of Originator Pledgor’s organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Originator Pledgor’s business. Originator Pledgor has the power to carry on its business as now being conducted and proposed to be conducted, and Originator Pledgor has the power to execute, deliver, and perform its obligations under this Agreement.

(ii) Due Execution; Enforceability. This Agreement has been duly authorized, executed and delivered by Originator Pledgor and constitutes a legal, valid and binding obligation of Originator Pledgor, enforceable against Originator Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

(iii) Non-Contravention. The execution, delivery and performance of this Agreement by Originator Pledgor will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority applicable to or binding upon Originator Pledgor or any of its property or to which Originator Pledgor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Originator Pledgor or of any material agreement, instrument or other undertaking to which Originator Pledgor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Originator Pledgor pursuant to any Requirement of Law or Contractual Obligation of Originator Pledgor.

(iv) Litigation. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Originator Pledgor, threatened against Originator Pledgor or any of its assets, which may result in any material adverse change in the business, operations, financial condition or properties of Originator Pledgor, or which may have an adverse effect on the validity of this Agreement or any material action taken or to be taken in connection with the obligations of Originator Pledgor hereunder.

(v) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required (i) for the due execution, delivery and performance by Originator Pledgor of this Agreement, (ii) for the pledge made by Originator Pledgor or for the granting of the security interest by Originator Pledgor pursuant to this Agreement and (iii) for the exercise by Pledgee of its rights and remedies hereunder have been obtained, effected or given and are in full force and effect.

(vi) Exercising of Rights. The exercise by Pledgee of its rights and remedies hereunder will not violate any material contractual restriction binding on or affecting Originator Pledgor or any of its property.

(vii) Security Interest/Priority. This Agreement creates a valid security interest in favor of Pledgee in the Pledged Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from Originator Pledgor. Upon the filing of a UCC financing statement describing the Pledged Collateral in the location of Originator Pledgor’s state of organization, Pledgee shall have a first priority perfected security interest in the Pledged Collateral. No other action is necessary to perfect Pledgee’s security interest.

(viii) No Other Security Interest. Other than the security interest granted to Pledgee pursuant to this Agreement and the transfer to Seller of the Loan(s) and related assets, Originator Pledgor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Pledged Collateral. Originator Pledgor has not authorized the filing of and is not aware of any financing statements against Originator Pledgor that include a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to Pledgee in the Pledged Collateral hereunder or that has been terminated. Originator Pledgor is not aware of any judgment or tax lien filings against Originator Pledgor.

ARTICLE IV

EVENTS OF DEFAULT

Section 4.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Pledgee shall have, in respect of the Pledged Collateral and Originator Pledgor, in addition to the rights and remedies provided herein, in the other Repurchase Documents or by applicable law, the rights and remedies of a secured party under the UCC or any other applicable law.

ARTICLE V

RIGHTS OF PLEDGEE

Section 5.1 Performance of Repurchase Obligations; Advances by Pledgee.

Upon the occurrence and during the continuance of an Event of Default, on failure of Originator Pledgor to perform any of the covenants and agreements contained herein, Pledgee may, at its sole option and in its sole discretion, after written notice thereto to Originator Pledgor, perform or cause to be performed the same and in so doing may expend such sums as Pledgee may reasonably deem necessary in the performance thereof, including, without limitation, a payment to obtain a release of a Lien, expenditures made in defending against any adverse claim and all other expenditures that Pledgee may make for the protection of the security hereof or that Pledgee may be compelled to make by operation of applicable law. All such sums and amounts so expended shall be repayable by Originator Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Repurchase Obligations and shall bear interest at the Default Rate. No such performance of any covenant or agreement by Pledgee on behalf of Originator Pledgor, and no such advance or expenditure therefor, shall relieve Originator Pledgor of any default under the terms of this Agreement or the other Repurchase Documents. Pledgee may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Originator Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

Section 5.2 Rights of Pledgee.

(a) Power of Attorney. In addition to other powers of attorney contained herein, Originator Pledgor hereby designates and appoints Pledgee and each of its officers or agents as attorney-in-fact of Originator Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral, all as Pledgee may determine in respect of the Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as Pledgee may deem appropriate in respect of the Pledged Collateral; provided that the same does not impose any civil or criminal liability on Originator Pledgor or contain an admission of guilt on the part of Originator Pledgor;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under or with respect to any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to Pledgee or as Pledgee shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Pledgee may determine necessary in order to perfect and maintain the security interests and Liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein; and

(ix) to do and perform all such other acts and things as Pledgee may deem to be necessary, proper or advisable to enforce Pledgee’s rights with respect to the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Repurchase Obligations remain outstanding or any Repurchase Document is in effect and until all of the Repurchase Obligations shall have been terminated. Pledgee shall not be under any duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Pledgee in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Pledgee shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions or for any errors of judgment or any mistakes of law or fact resulting from Pledgee’s gross negligence or willful misconduct or bad faith. This power of attorney is conferred on Pledgee solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Pledgee’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by Pledgee hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Originator Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and Pledgee shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to Originator Pledgor. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Pledgee affords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that Pledgee shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 5.3 Application of Proceeds.

After the exercise of remedies hereunder or under the other Repurchase Documents, any payments in respect of the Repurchase Obligations and any proceeds of any Pledged Collateral, when received by Pledgee in cash or its equivalent, will be applied in reduction of the Repurchase Obligations in the order set forth in Section 5.03 of the Repurchase Agreement. Originator Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Pledgee shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the order set forth in Section 5.03 of the Repurchase Agreement, notwithstanding any entry to the contrary upon any of its books and records.

Section 5.4 Intent.

(a) The parties agree and acknowledge that (i) the security interest granted to Pledgee in this Agreement is granted to Pledgee to induce Pledgee to enter into the Repurchase Agreement and the Transactions contemplated thereunder and (ii) such security interest relates to the Transactions as part of an integrated, simultaneously-closing suite of secured financial contracts.

(b) Originator Pledgor intends and agrees that (i) this Agreement, as it relates to the Repurchase Agreement, is a security agreement and credit enhancement related to a “repurchase agreement”, “securities contract” and a “master netting agreement” as defined in the Bankruptcy Code and as such, is also a “repurchase agreement”, a “securities contract” and a “master netting agreement” as defined in the Bankruptcy Code and (ii) each of Buyer’s rights—specifically, any right to terminate, liquidate or accelerate or any right to offset or net out termination values, payment amounts or other transfer obligations—arising under or in connection with this Agreement, is, in each case, a contractual right as such term is used in Sections 101(47), 559 and 362(b)(7) of the Bankruptcy Code when relating to a “repurchase agreement,” Sections 741(7)(A), 555 and 362(b)(6) of the Bankruptcy Code when relating to a “securities contract,” and Sections 101(38A)(A), 561 and 362(b)(27) of the Bankruptcy Code when relating to “a master netting agreement”.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Continuing Agreement.

(a) Termination. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Repurchase Obligations remain outstanding or any Repurchase Document is in effect, and until all of the Repurchase Obligations thereunder shall have terminated. Upon such payment and termination, this Agreement shall be automatically terminated and Pledgee’s security interest in the Pledged Collateral shall terminate and Pledgee shall, at the expense of Originator Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by Originator Pledgor evidencing such termination. Notwithstanding the foregoing, all releases provided hereunder and all other provisions which by their terms expressly survive termination of this Agreement shall be continuing and shall survive termination of this Agreement until the expiration of the applicable statute of limitations.

(b) Continuation. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Repurchase Obligations is rescinded or must otherwise be restored or returned by Pledgee as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Repurchase Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by Pledgee in defending and enforcing such reinstatement shall be deemed to be included as a part of the Repurchase Obligations.

Section 6.2 Amendments.

This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only with the written agreement of the parties hereto.

Section 6.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of Pledgee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by applicable law.

Section 6.4 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail, telex communication and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained.

Section 6.5 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof except for Section 5-1401 of the General Obligations Law of the State of New York. Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

Section 6.6 Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

Section 6.7 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Notwithstanding the foregoing, email delivery of an executed counterpart of this Agreement in Portable Document Format (PDF) format shall be effective as delivery of a manually executed counterpart thereof.

Section 6.8 Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Agreement.

Section 6.9 Survival of Representations and Warranties.

All representations and warranties of Originator Pledgor hereunder shall survive the execution and delivery of this Agreement and the other Repurchase Documents.

Section 6.10 Binding Effect; Assignment.

This Agreement shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not assignable by Originator Pledgor. This Agreement and Pledgee’s rights hereunder (including the benefit of the security interest granted hereunder) may be assigned, transferred, pledged, participated or otherwise conveyed in the same manner as Pledgee may do so in Section 18.08 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ORIGINATOR ENTITY], a [ ], as Originator Pledgor

By:
Name:
Title:

Address for Notices:

[                    ]

EXHBIT A

That certain mortgage loan in the maximum principal amount of $[                ] made on [                    ] by Originator Pledgor to [                    ].

ANNEX 1

BUYE’R’S LOCATION

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina 28202

Attention: Allen Lewis

Email: allen.lewis@wellsfargo.com

SELLER’S LOCATION

CMTG WF Finance LLC

c/o Mack Credit Real Estate Strategies

60 Columbus Circle

20th Floor

New York, New York 10023

PLEDGOR’S LOCATION

CMTG WF Holdco LLC

c/o Mack Credit Real Estate Strategies

60 Columbus Circle

20th Floor

New York, New York 10023

SELLER’S ACCOUNT INFORMATION

Bank:	JPMORGAN CHASE BANK
ABA Number:	021000021
Account Number:	736081586
Account Name:	CMTG WF Finance LLC